                                                                    EXHIBIT 99.1


                   ------------------------------------------

                        UNIT AND STOCK PURCHASE AGREEMENT

                   ------------------------------------------



                                  BY AND AMONG


                           COMPOSITE STRUCTURES, LLC,


                                   ITS MEMBERS


                                       AND


                                 OPTIONHOLDERS,

                            CSD HOLDINGS CORPORATION

                  THE SHAREHOLDERS OF CSD HOLDINGS CORPORATION


                                       AND


                              DUCOMMUN INCORPORATED



                            DATED AS OF MAY 16, 2001


                                      -i-

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                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
I.    DEFINITIONS...........................................................................2

            1.1       Definitions...........................................................2
            1.2       Additional Defined Terms..............................................7

II.   PURCHASE OF STOCK.....................................................................8

            2.1       Closing...............................................................8
            2.2       Purchase of Units and Newco Shares....................................8
            2.3       Delivery of Certificates.............................................10
            2.4       Options..............................................................10
            2.5       Post-Closing Purchase Price Adjustment...............................11
            2.6       Post-Closing Purchase Price Adjustment...............................13

III.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................................14

            3.1       Representations and Warranties of the Selling Members................14
                      (a)     Title........................................................14
                      (b)     Authority; Enforceability....................................14
            3.2       Representations and Warranties of the Newco Shareholders.............15
                      (a)     Title to Newco Shares........................................15
                      (b)     Authority; Enforceability....................................15
                      (c)     Capitalization...............................................16
                      (d)     Title to Newco's Company Units...............................16
                      (e)     Newco Operations.............................................16
                      (f)     Newco Taxes..................................................16
                      (g)     No Conflict..................................................18

IV.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................18

            4.1       Limited Liability Company Status.....................................18
            4.2       Capitalization.......................................................18
            4.3       Authority............................................................19
            4.4       No Conflict..........................................................19
            4.5       Financial Statements.................................................19
            4.6       Real Property........................................................20
            4.7       Assets...............................................................21
            4.8       Material Contracts...................................................21
            4.9       Intellectual Property................................................23
            4.10      Litigation, Claims and Proceedings...................................24
            4.11      Environmental and Safety and Health Matters..........................24
            4.12      Permits and Licenses.................................................25
            4.13      Compliance with Law..................................................25
            4.14      Consents.............................................................25
            4.15      Labor................................................................26
            4.16      Employee Benefits....................................................27
            4.17      Insurance............................................................28


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
            4.18      Intercompany Services................................................28
            4.19      Company Taxes........................................................29
            4.20      Accounts Receivable..................................................30
            4.21      Inventory............................................................30
            4.22      Backlog..............................................................30
            4.23      Alcoa Agreement......................................................30
            4.24      Absence of Undisclosed Liabilities...................................31
            4.25      Absence of Certain Changes; Conduct in the Ordinary Course...........31
            4.26      Progress Payments....................................................32
            4.27      Letters of Credit, Bonds, Etc........................................32
            4.28      No Powers of Attorney or Financial Guaranties........................32
            4.29      Product Warranty and Liability.......................................32
            4.30      Banking Facilities...................................................33
            4.31      Finder's Fee.........................................................33
            4.32      Absence of Certain Business Practices................................33
            4.33      Disclosure...........................................................33

V.    REPRESENTATIONS AND WARRANTIES OF BUYER..............................................34

            5.1       Due Organization.....................................................34
            5.2       Authority............................................................34
            5.3       Compliance with Law..................................................34
            5.4       No Conflict..........................................................34
            5.5       Finder's Fee.........................................................34
            5.6       Consents.............................................................34
            5.7       Financing............................................................35
            5.8       Investigation........................................................35

VI.   COVENANTS AND AGREEMENTS.............................................................35

            6.1       Conduct of Business Prior to Closing.................................35
            6.2       Access to Records and Properties.....................................38
            6.3       Consents.............................................................39
            6.4       Public Announcements.................................................39
            6.5       No Solicitation or Negotiation.......................................40
            6.6       Further Action.......................................................40
            6.7       Insurance; Indemnity.................................................40
            6.8       Benefit Plans and Employment Agreements..............................41
            6.9       Section 754 Election.................................................41
            6.10      Tax Matters..........................................................41
            6.11      Operating Agreement Consent and Waiver...............................46
            6.12      Employment Agreements................................................46
            6.13      Noncompetition Agreements............................................46
            6.14      Consent of Spouse....................................................46
            6.15      Bell Helicopter Meeting..............................................46
            6.16      Alcoa Estoppel.......................................................46

VII.  CONDITIONS TO OBLIGATIONS OF BUYER...................................................46

            7.1       Legality of Closing..................................................47
            7.2       Continuation and Truth of Representations and Warranties.............47


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
            7.3       Fulfillment of Covenants.............................................48
            7.4       Certified Resolutions................................................48
            7.5       Documents............................................................48
            7.6       Opinion of Counsel to the Company....................................49
            7.7       Opinion of Counsel to Newco..........................................49
            7.8       Consents and Approvals...............................................49
            7.9       No Substantial Adverse Effect........................................49
            7.10      Employment Agreements................................................49
            7.11      Noncompetition and Nonsolicitation Agreements........................49
            7.11      Noncompetition and Nonsolicitation Agreements........................49

VIII. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLERS.............................49

            8.1       Legality of Closing..................................................50
            8.2       Continuation and Truth of Representations and Warranties.............50
            8.3       Fulfillment of Covenants.............................................50
            8.4       Certified Resolutions................................................50
            8.5       Documents............................................................50
            8.6       Opinion of Counsel to Buyer..........................................51
            8.7       Governmental Consents and Approvals..................................51

IX.   TERMINATION; EFFECT OF TERMINATION...................................................51

            9.1       Termination..........................................................51
            9.2       Effect of Termination................................................53

X.    INDEMNIFICATION......................................................................53

            10.1      Agreement to Indemnify...............................................53
            10.2      Limitation on Liability..............................................57
            10.3      Survival of Representation, Warranties and Covenants.................60
            10.4      Claims for Indemnification...........................................60
            10.5      Defense of Claims....................................................60
            10.6      Subrogation..........................................................62
            10.7      Treatment of Indemnity Payments......................................62
            10.8      Manner of Indemnification............................................62
            10.9      Waivers by Equityholders.............................................62

XI.   MISCELLANEOUS........................................................................63

            11.1      Assignability........................................................63
            11.2      Binding Effect.......................................................63
            11.3      Notices..............................................................63
            11.4      Counterparts.........................................................64
            11.5      Disclosure Schedule and Exhibits.....................................64
            11.6      Governing Law........................................................65
            11.7      Headings.............................................................65
            11.8      Amendment............................................................65
            11.9      Entire Agreement.....................................................65
            11.10     Waivers..............................................................65
            11.11     Third-Party Rights...................................................65
            11.12     Severability.........................................................65


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
            11.13     Arbitration..........................................................65
            11.14     Meeting in the Event of Dispute......................................65
            11.15     Attorneys' Fees......................................................66
            11.16     Expenses.............................................................66
            11.17     Knowledge............................................................66
            11.18     Equityholder Representative..........................................66
            11.19     Amounts in U.S. Dollars..............................................69
            11.20     Arbitration Notice...................................................69


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

                        UNIT AND STOCK PURCHASE AGREEMENT

     THIS UNIT AND STOCK PURCHASE AGREEMENT is made this 16th day of May, 2001 by and among Composite Structures, LLC, a Delaware limited liability company (the "Company"), the members thereof set forth on the signature pages hereto (the "Members"), the optionholders thereof set forth on the signature pages hereto (the "Optionholders"), each of the shareholders (the "Newco Shareholders") of CSD Holdings Corporation, a Delaware corporation ("Newco"), Newco, and Ducommun Incorporated, a Delaware corporation ("Buyer"). The Members other than Newco are hereinafter collectively referred to as the "Selling Members," and the Newco Shareholders and the Selling Members are hereinafter collectively referred to as the "Sellers."

                              W I T N E S S E T H :
                              -------------------

     WHEREAS, the Members are parties to the Amended and Restated Limited Liability Company Agreement of the Company dated as of July 28, 1997, as amended January 28, 1998 and February 18, 1999 (the "Operating Agreement");

     WHEREAS, under the Operating Agreement, the Members own the number of units of membership interests set forth opposite their respective names on Exhibit A hereto, which constitute all of the outstanding membership interests in the Company (the "Company Units");

     WHEREAS, the Selling Members desire to sell all of such units owned by them (the "Units") to Buyer and Buyer desires to purchase the Units on the terms and conditions set forth herein;

     WHEREAS, in connection with the sale of the Company, Newco is entitled under Section 5.11 of the Operating Agreement to require that the purchaser purchase all of the outstanding shares of capital stock of Newco from the Newco Shareholders, in lieu of the sale of Newco's units by Newco to the purchaser;

     WHEREAS, the Newco Shareholders desire to sell all of the outstanding capital stock of Newco to Buyer and Buyer desires to purchase such capital stock from the Newco Shareholders;

     WHEREAS, each Optionholder owns the options to purchase from the Company the number of Company Units set forth opposite such Optionholder's name on Exhibit B hereto (collectively, the "Options"), which Options were issued pursuant to the Management Incentive Plan (as hereinafter defined) and in the aggregate represent all of the outstanding options to purchase units of the Company;

     WHEREAS, the Optionholders desire to sell all of their interests in the Company through the exercise of the Options and the subsequent sale to the Company of the Units acquired upon exercise of such Options in conjunction with Buyer's purchase of all of the Units of the Company; and

     WHEREAS, all of the transactions contained in this Agreement, including the sale of the Units and the capital stock of Newco as well as the Optionholders' exercise of the Options and


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

subsequent sale to the Company of the Units acquired thereby, are deemed to include the sale of all of the goodwill of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     I.   DEFINITIONS.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Action" means any written claim, action or suit by or before any Governmental Authority.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, solely for the purposes of any representation in Article III or Article IV hereof, the term Affiliate shall not include any Affiliate of any Newco Shareholder, any partner or limited liability company member of any Newco Shareholder that is a partnership or limited liability company, Northrop Employee Benefits Master Trust or The Northern Trust Company as Trustee of the Gannett Retirement Plan Master Trust. With respect to the Company, Affiliates of the Company shall mean its Affiliates prior to the Closing.

     "Agreement" or "this Agreement" means this Unit and Stock Purchase Agreement, dated as of May 16, 2001, by and among the Company, the Members, the Optionholders, the Newco Shareholders and the Buyer (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions set forth in Section 11.8.

     "Alcoa" means, collectively, Alcoa Composites, Inc. and Aluminum Company of America, Inc.

     "Alcoa Agreement" means that certain Agreement of Merger dated as of January 8, 1997, among Alcoa and the Company.

     "Benefit Arrangement" means any material benefit arrangement covering any current or former member, officer, manager, employee, consultant or agent of the Company and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each incentive bonus or deferred bonus arrangement,
(d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice maintained by the Company.

     "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

     "Business" means the manufacture and sale of aerospace composite and metal components as conducted by the Company as of the Closing Date.


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

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Los Angeles, California.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Composite Structures, LLC, a limited liability company formed under the laws of the State of Delaware and existing from and after December 24, 1996, and shall in no event be deemed to refer to any other entity which may have conducted the business or owned any of the properties of the Company prior to the Company.

     "Confidentiality Agreement" means the letter agreement dated as of February 25, 2000 between the Company and Buyer.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Damages" means all actual losses and damages (including lost profits but not including diminution in value or consequential or punitive damages, except to the extent any Indemnitee is required to pay such diminution in value or consequential or punitive damages to a third party who makes a claim for which the Indemnitee is entitled to indemnification hereunder), liabilities (including indemnification liabilities owed to directors, officers and employees of the Indemnitee), costs and expenses, including penalties, settlement and court costs and reasonable attorneys', accountants', investment bankers' and consultants' fees and expenses, all as determined on an after-tax basis.

     "Disclosure Schedule" means the Disclosure Schedule agreed to by the parties and incorporated as a part of this Agreement.

     "Employee Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA, that is sponsored or contributed to by the Company thereof covering employees or former employees of the Company.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim or restriction of any kind, including without limitation, any restriction on use, transfer or receipt of income, options, pledges, rights of first refusal, voting trusts, proxies, stockholder, member or similar agreements, or other restrictions of any nature whatsoever, other than restrictions imposed by securities laws.

     "Environmental Law" means all applicable federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits or orders in effect and in each case as amended as of the Closing Date and any judicial and administrative interpretation thereof as of the Closing Date including any judicial or administrative order, consent decree or judgment, relating to the environment, workplace exposure or worker exposure, or any Hazardous Substance (including the use, handling or disposal or Release of any Hazardous Substance) and including, without


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limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 6901 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2201 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq. (to the extent it relates to workplace exposure or worker exposure to Hazardous Substances); the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; the California Hazardous Substances Control Act, Cal. Health & Safety Code Sections 25300 et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code Sections 25249.5 et seq.; and the Porter-Cologne Water Quality Control Act, Cal. Water Code Sections 13000 et seq.

     "Equityholders" means, collectively, the Sellers and the Optionholders.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "Governmental Authority" means any foreign or United States federal, state or local governmental, regulatory or administrative agency or any court.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Hazardous Substance" shall mean (i) naturally occurring or refined petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, (ii) friable asbestos, urea formaldehyde, foam insulation, radon gas and dielectric fluid containing polychlorinated biphenyls, (iii) any chemicals, materials or substances defined as, included in the definition of or regulated as "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any applicable Environmental Law and including but not limited to dibromotetrafluoroethane (Tracer F), explosives, reactive materials, ignitable materials, corrosive materials, toxic materials, pollutants, contaminants, hazardous chemicals, controlled hazardous substances, radioactive materials, medical waste, biomedical waste and infectious materials. For purposes hereof, any Hazardous Substance referred to in this Agreement shall be deemed to refer to such Hazardous Substance and any further Hazardous Substance into which it may have degraded or broken down.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnifying Party" means: (a) with respect to any Buyer Indemnitee asserting a claim under Sections 10.1(a), (b) or (c), each of the Equityholders required to indemnify such Buyer Indemnitee with respect to such claim as provided therein; and (b) with respect to any Equityholder Indemnitee asserting a claim under Section 10.1(e), Buyer (including, after the Closing, the Company).


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

     "Indemnitee" means: (a) each of Buyer and the Company (after the Closing) and their respective Affiliates, directors and officers (but in any event not including the officers and members of the Board of Managers of the Company prior to the Closing Date irrespective of whether they are Affiliates, directors, managers or officers of Buyer or the Company after the Closing) with respect to any claim for which the Equityholders are Indemnifying Parties under Sections 10.1(a), (b) or (c); and (b) each of the Equityholders and their respective Affiliates, directors and officers with respect to claims for which Buyer is an Indemnifying Party under Section 10.1(e).

     "Intellectual Property" means all national and multinational patent applications and patents and statutory invention registrations, trademarks, trade names, trade dress, logos and copyrights, including common law rights and all national and multinational registrations and applications; computer software and related source codes, specifications and data; and trade secrets and confidential technical and business information including inventions, whether reduced to practice or not and whether patentable or not, manufacturing and production processes and techniques, research and development information, drawings, specifications and customer and supplier lists.

     "IRS" means the United States Internal Revenue Service.

     "Law" means any Governmental Order or any law, statute or regulation of any Governmental Authority.

     "Leased Real Property" means the real property leased by the Company as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Liabilities" means any and all debts, liabilities, and damages, including those arising under any Law, Action or Governmental Order and those arising under any contract.

     "Management Incentive Plan" means the Management Incentive Plan for Officers and Other Key Employees of Composite Structures, LLC, as amended, a copy of which has been presented to Buyer in accordance with Section 4.16(a).

     "Material Adverse Effect" means, with respect to any representation or warranty, any circumstance, change in, or effect on the Business or the Company which is the subject of such representation or warranty that, individually or in the aggregate with any other circumstances, changes in or effects on the Business or the Company which are the subject of such representation is, or could reasonably be expected to be, adverse to the business, operations, assets and liabilities, results of operations or financial condition of the Company in an amount of $150,000 or more.

     "Methods" means the same accounting methods, policies, practices, principles and procedures that were used in preparation of the balance sheet of the Company as of December 31, 2000 included within the Financial Statements.


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

     "Methodologies" means the same classifications, judgments and valuation and estimation methodologies that were used in preparation of the balance sheet of the Company as of December 31, 2000 included within the Financial Statements.

     "Multiemployer Plan" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "Newco Share Percentage Interest" means, with respect to each Newco Shareholder, the percentage of Newco Shares that are issued and outstanding as of the date hereof that are held of record by such Newco Shareholder as of the date hereof, which percentage is set forth next to such Newco Shareholder's name on Exhibit A hereto.

     "Newco Shares" means all of the issued and outstanding shares of Newco capital stock.

     "Owned Real Property" means the real property owned by the Company, together with all buildings and other structures, facilities or improvements currently located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Permit" means any permit, authorization or other license issued or granted by any Governmental Authority and any authorization granted by any customer of the Business.

     "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for Taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (e) minor survey exceptions, reciprocal easement agreements and other encumbrances on title to real property that (i) were not incurred in connection with any indebtedness for borrowed money, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

     "Pro Rata Portion" means, with respect to any Equityholder, the percentage set forth next to such Equityholder's name under the column entitled "Pro Rata Portion" on Exhibit C-1 or Exhibit C-2.

     "Release" means any Spill; provided, however, that the term "Release" shall not be deemed to include any migration, degradation or break-down of any Hazardous Substance to the extent (a) such Hazardous Substance was already present in soil, soil gas or groundwater on or


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

under any Real Property on or prior to January 8, 1997 unless such migration, degradation or breakdown results from a Spill that has occurred during the period from January 8, 1997 to the Closing Date, or (b) any migration, degradation or breakdown of any Hazardous Substance to the extent such Hazardous Substance migrated from other property onto or under any Real Property at any time; provided further, however, that the term "Release" shall be deemed to include any migration, degradation or breakdown of any Hazardous Substance resulting from a Spill that occurred at any time from January 8, 1997 to and including the Closing Date.

     "Real Property" means, collectively, the Leased Real Property and the Owned Real Property.

     "Spill" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing of any Hazardous Substance into the environment, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

     "Substantial Adverse Effect" means any circumstance, change in, or effect on the Business or the Company that, individually or in the aggregate with any other circumstances, changes in or effects on the Business or the Company is, or could reasonably be expected to be, adverse to the business, operations, assets and liabilities, results of operations or financial condition of the Company in an amount of $2,000,000 or more.

     "U.S. Government" means the United States government including any and all agencies, commissions, branches, instrumentalities and departments thereof.

     1.2 Additional Defined Terms. In addition to these terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

DEFINED TERM                                     SECTION
------------                                     -------

Accounts Receivable                              4.20
Annual Statements                                4.5(a)
Arbitration Proceeding                           11.13
Assets                                           4.7
Basket Amount                                    10.1(c)
Basket Excluded Claims                           10.1(c)
Buyer                                            Preamble
Buyer Closing Certificate                        8.2 and 8.3
Buyer Indemnitee(s)                              10.1(a)
Cash Portion                                     2.2(a)
Closing                                          2.1
Closing Date                                     2.1
Closing Date Inventory Value                     2.5(a)
Company                                          Preamble
Company Units                                    Recitals
Company Persons                                  6.8
Cost Input                                       2.5(a)
Cost of Sales                                    2.5(a)
Debt Portion                                     2.2(a)
DOJ                                              6.3
Employment Agreements                            4.15(a)
Environmental Indemnity Claims                   10.1(b)(iv)
Environmental Reports                            4.11(f)
Equityholder Indemnitee(s)                       10.1(d)
Equityholder Notes                               2.4
Equityholder Representative                      11.18(a)
Estimated Newco Tax Liability                    2.6
Estimated Tangible Net Book Value                2.5
Financial Statements                             4.5(a)
FTC                                              6.3
Income Tax                                       6.10(a)
Indemnified Individual(s)                        6.7
Independent Accountants                          2.5(c)
Interim Period                                   6.10(a)
Interim Statements                               4.5(a)
Material Contracts                               4.8
Members                                          Preamble
Newco                                            Preamble
Newco Cash Portion                               2.2(a)
Newco Note Portion                               2.2(a)
Newco Note                                       2.2(a)

Newco Shareholders                               Preamble
Newco Tax Liabilities                            2.6
Non-Newco Cash Portion                           2.2(a)
Non-Newco Debt Portion                           2.2(a)
Non-Newco Note                                   2.2(a)
Non-Terminating Condition                        7.2(b)
Operating Agreement                              Recitals
Optionholder Exchange Notes                      2.4
Optionholder Notes                               2.4
Optionholders                                    Preamble
Options                                          Recitals
Pre-Closing Period                               6.10(a)
Post-Closing Period                              6.10(a)
Progress Payments                                4.26
Purchase Price                                   2.2(b)
Reference Balance Sheet                          4.5(a)
Related Parties                                  4.8(a)
Seller Closing Certificates                      7.2(a) and 7.3
Seller Note                                      2.2(a)
Sellers                                          Preamble
Selling Members                                  Recitals
Statement of Tangible Net Book Value             2.5(a)
Tangible Net Book Value                          2.5(a)
Tax                                              6.10(a)
Taxing Authority                                 6.10(a)
Tax Return                                       6.10(a)
Termination Date                                 9.1(b)
Third-Party Claim                                10.5
Uncapped Claims                                  10.2(a)
Units                                            Recitals

     II.  PURCHASE OF STOCK.

     2.1 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, located at 2029 Century Park East, Suite 4000, Los Angeles, California 90067, effective at the commencement of business on the third Business Day following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth herein (other than conditions that by their terms are to be satisfied on the Closing Date), or at such other place and on such other date and time as the parties may mutually agree in writing (the time and date on which the Closing occurs hereinafter is referred to as the "Closing Date").

     2.2  Purchase of Units and Newco Shares.

          (a) On the terms and subject to the conditions set forth herein, at the Closing each Selling Member shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from each such Selling Member, the number of Units set forth opposite such Selling Member's name on Exhibit A hereto under the column entitled "Number of Units." On the terms and subject to the conditions set forth herein, at the Closing, the Newco Shareholders shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from each of the Newco Shareholders the number of Newco Shares listed on Exhibit A opposite such Newco Shareholder's name. On the Closing Date, Buyer shall deliver the consideration constituting the Purchase Price as set forth below. Buyer shall (i) deliver to each of the Selling Members an amount in cash equal to 90% of the amount indicated with respect to such Selling Member in Exhibit C-1 hereto under the column entitled "Pre-Adjustment Purchase Price to be Received by Selling Members and Optionholders" (subject to adjustment under Section 2.2(b) on the Closing Date and under Section 2.5 on the Closing Date in respect of the Estimated Tangible Net Book Value (as defined in Section 2.5)), the aggregate amount of which for all Selling Members shall hereinafter be referred to as the "Non-Newco Cash Portion"; and (ii) deliver to each of the Newco Shareholders an amount in cash equal to the product of (A) the Newco Cash

Portion (as hereinafter defined) and (B) such Newco Shareholder's Newco Share Percentage Interest as reflected in Exhibit A hereto, which is the amount indicated with respect to such Newco Shareholder in Exhibit C-2 hereto under the column entitled "Pre-Adjustment Purchase Price to be Received by Newco Shareholders" (subject to adjustment under Section 2.2(b) on the Closing Date and under Sections 2.5 and 2.6 on the Closing Date in respect of the Estimated Tangible Net Book Value (as defined in Section 2.5) and the Estimated Newco Tax Liability (as defined in Section 2.6), respectively). As used herein, the "Newco Cash Portion" shall mean an amount equal to (x) twenty percent (20.0%) of the Purchase Price (subject to adjustment under Section 2.2(b) on the Closing Date and under Sections 2.5 and 2.6 on the Closing Date in respect of the Estimated Tangible Net Book Value (as defined in Section 2.5) and the Estimated Newco Tax Liability (as defined in Section 2.6), respectively), minus (y) $1,200,000. As used herein, "Cash Portion" shall mean the sum of the Non-Newco Cash Portion and the Newco Cash Portion, which represents that portion of the Purchase Price to be paid in cash. Such cash amounts payable to the Sellers shall be paid by wire transfer of immediately available funds: (a) in the case of the Selling Members, to such account or accounts as may be designated by the Equityholder Representative; and (b) in the case of the Newco Shareholders, to such account as may be designated by Newco. Such accounts shall be so designated not less than two (2) Business Days prior to the Closing Date. Promptly after the Closing, the Equityholder Representative shall cause to be paid from the account or accounts so designated by the Equityholder Representative to an account or accounts designated by each Selling Member 90% of the amount set forth opposite its or his name in Exhibit C-1 under the column entitled "Pre-Adjustment Purchase Price to be Received by Selling Member or Optionholder" (subject to adjustment under Section 2.2(b) on the Closing Date and under Section 2.5 on the Closing Date in respect of the Estimated Tangible Net Book Value (as defined in
Section 2.5)). On the Closing Date, Buyer shall deliver to each of the Selling Members a promissory note in the form of Exhibit D-1 attached hereto (each, a "Non-Newco Note") in the principal amount equal to 10% of the amount indicated with respect to such Selling Member or Optionholder in Exhibit C-1 hereto under the column entitled "Pre-Adjustment Purchase Price to be Received by Selling Members and Optionholders" (subject to adjustment under Section 2.2(b) on the Closing Date and under Section 2.5 on the Closing Date in respect of the Estimated Tangible Net Book Value (as defined in Section 2.5)), the aggregate amount of which for all Selling Members together with the aggregate amount of the Optionholder Notes issued pursuant to Section 2.4 shall be hereinafter referred to as the "Non-Newco Debt Portion." On the Closing Date, Buyer shall deliver to each of the Newco Shareholders a promissory note in the form of Exhibit D-2 attached hereto (each, a "Newco Note") in the principal amount equal to the product of (X) $1,200,000 times (Y) such Newco Shareholder's Percentage Interest of Newco Shares as reflected in Exhibit A hereto, the aggregate amount of which for all Newco Shareholders shall be hereinafter referred to as the "Newco Debt Portion." As used herein, "Seller Notes" shall mean the Non-Newco Notes and the Newco Notes. As used herein, "Debt Portion" shall mean the Newco Debt Portion plus the Non-Newco Debt Portion, which represents that portion of the Purchase Price to be paid in the form of Seller Notes.

          (b) As used herein, the "Purchase Price" means an amount equal to $52,000,000, (i) plus the amount of the Company's cash and cash equivalents classified in the Company's accounting records as "cash", in each case, as of the Closing Date, (ii) less the sum of all amounts necessary to pay off all indebtedness for borrowed money (which shall in no event include indebtedness owed under the Optionholder Exchange Notes (as defined in Section 2.4 below)) in full and all capitalized lease obligations of the Company outstanding as of the Closing Date, except for the lease obligations set forth in Section 2.2(b) of the Disclosure Schedule, (iii) less all indebtedness of the Company under the Optionholder Exchange Notes issued to the Optionholders pursuant to
Section 2.4. The Purchase Price is subject to further adjustment on and after the Closing Date, pursuant to Section 2.5 below and, with respect to the portion of the Purchase Price to be received by the Newco Shareholders, Section 2.6 below.

     (c) Buyer shall pay on the Closing Date concurrently with the Closing all such indebtedness for borrowed money of the Company outstanding as of the Closing Date (which shall in no event include indebtedness owed under the Optionholder Exchange Notes).

     2.3  Delivery of Certificates.

          (a) At the Closing, each Selling Member shall deliver to Buyer an assignment or other instrument of transfer of the Units owned by such Selling Member and such other instruments as may be reasonably requested by Buyer to transfer full legal and beneficial ownership of such Units to Buyer, free and clear of all Encumbrances.

          (b) At the Closing, the Newco Shareholders shall deliver to Buyer certificates evidencing the Newco Shares duly endorsed for transfer and with all transfer stamps attached and such other instruments as may be reasonably requested by Buyer to transfer full legal and beneficial ownership of the Newco Shares to Buyer, free and clear of all Encumbrances.

     2.4 Options. Immediately prior to the Closing Date, each Optionholder shall exercise his Options and the Company shall immediately thereafter repurchase from each Optionholder all Units acquired by such Optionholder upon exercise of all of such Optionholder's Options for an amount equal to such Optionholders pro rata portion (equal to the number of Units issued to him upon exercise of his Options divided by the total number of Units issued to all Optionholders upon exercise of their Options) of the aggregate consideration to be paid to all of the Optionholders which shall be determined according to the following formula: (.15 multiplied by the Purchase Price divided by .85) minus $3,088,235. The amount (such amount in respect of each Optionholder, respectively, such Optionholder's "Net Option Consideration") set forth opposite each such Optionholder's name in Exhibit C-1 under the column entitled "Net Option Consideration to be Received by Equityholder" shall equal the amount determined according to the preceding sentence less the aggregate exercise price for all Options exercised by such Optionholder, and such amount shall be subject to adjustment under Section 2.5 in respect of the Estimated Tangible Net Book Value. The Company shall effect such repurchase such that 90% of the Net Option Consideration paid to each Optionholder shall be paid in cash by the Company to the Optionholder prior to the Closing, and 10% shall be payable in the form of a promissory note of the Company (each, an "Optionholder Exchange Note"). At the Closing, Buyer shall exchange for such Optionholder Exchange Note of the Company a promissory note of Buyer substantially in the form of Exhibit D-1. Such promissory notes payable to the Optionholders are referred to herein as "Optionholder Notes" and collectively with the Seller Notes as "Equityholder Notes." The Optionholders acknowledge and agree that (a) the Optionholders' exercise of the Options and subsequent sale to the Company of the Units acquired thereby are deemed to include the sale of goodwill of the Company and (b) upon the exercise of the Options and issuance of the Units under this Section 2.4, the Options shall terminate and the option agreements between the Optionholders and the Company shall be of no further force or effect.

     2.5 Purchase Price Adjustments. At the close of business on the day immediately prior to the Closing Date, Buyer and the Company shall estimate in good faith the Tangible Net Book Value (as defined below) of the Company as of the Closing Date (such estimate, the "Estimated Tangible Net Book Value"). In the event the Estimated Tangible Net Book Value is less than or greater than $16,181,000, the Purchase Price to be paid on the Closing Date (and the Net Option Consideration to be paid to the Optionholders pursuant to Section 2.4) shall be decreased or increased, respectively, by such difference. The Purchase Price (and the Net Option Consideration) shall thereafter be subject to further adjustment after the Closing in accordance with the following procedure:

          (a) Within 60 days after the Closing Date, the Equityholders, with the assistance and cooperation of personnel of the Company after the Closing Date, will prepare and present to the Buyer a statement of Tangible Net Book Value of the Company as of the Closing Date (as finally determined pursuant to paragraph (b) or (c) below, the "Statement of Tangible Net Book Value"). The term "Tangible Net Book Value" shall mean assets (which shall include accounts receivable, inventories, property, plant and equipment, prepaid pension costs, prepaid expenses and other assets, but in any event excluding cash and cash equivalents classified in the Company's accounting records as "cash" and excluding goodwill and any other intangible assets), minus liabilities (excluding any such liabilities described in Sections 2.2(b)(ii) and 2.2(b)(iii)). The Statement of Tangible Net Book Value shall be prepared using the Methods, with consistent Methodologies; provided, however, that:

               (i) For purposes of determining the Tangible Net Book Value, the value of inventory (including material, work in process and finished goods) reflected therein (the "Closing Date Inventory Value") shall be deemed to equal:
(A) the value of inventory reflected in the balance sheet of the Company as of December 31, 2000 included in the Financial Statements, plus (B) Cost Inputs (as defined below) during the period from and including January 1, 2001 through the Closing Date, less (C) the aggregate Cost of Sales (as defined below) during the period from and including January 1, 2001 through the Closing Date. The parties acknowledge that the Closing Date Inventory Value shall be determined in the foregoing manner regardless of whether a different inventory value would be obtained if the Methods and Methodologies were applied. As used herein, the following terms shall have the following meanings:

                    "Cost Inputs" shall mean all elements of cost incurred by the Company (including labor costs, material costs, outside processing costs and overhead costs) which are capitalized into inventory pursuant to the Methods and Methodologies. Notwithstanding the foregoing, any change in the capitalization rate for overhead after December 31, 2000 shall not be applied to any Cost Inputs incurred on or before December 31, 2000.

                    "Cost of Sales" shall mean (A) the product of (I) the amount of sales recognized in accordance with the Methods and Methodologies from and including January 1, 2001 through the Closing Date associated with any particular Control Identification Number ("CID") listed on Exhibit N attached hereto, and (II) the percentage appearing opposite that CID under the heading "Cost of Sales Factor" on Exhibit N, plus (B) the cost of sales determined in accordance with the Methods and Methodologies for any CIDs for which no sales were recognized from and including January 1, 2001 through the Closing Date, plus (C) the amount owed to any customers pursuant to contractual arrangements to share cost savings (to the extent not otherwise recorded as a liability on the Statement of Tangible Net Book Value) for sales recognized from and including January 1, 2001 through the Closing Date. In the event that sales are recorded subsequent to December 31, 2000 and on or prior to the Closing Date which are associated with a CID not listed on Exhibit N, cost of sales related to such sales shall be determined in accordance with the Methods and Methodologies.

               (ii) Prepaid pension costs included in the Statement of Tangible Net Book Value shall equal $1,465,000.

          (b) After the Closing Date, for the purpose of preparing the Statement of Tangible Net Book Value, the Equityholders and their accountants shall have full access, at no cost to Equityholders, at all reasonable times and in a manner not disruptive of the ongoing operations of the Company or Buyer, to the books, records and properties of the Company reasonably related to the Company and all personnel of the Company reasonably requested by the Equityholders. Buyer and its accountants shall have the right to review the work papers of the Equityholders utilized in preparing the Statement of Tangible Net Book Value. The Statement of Tangible Net Book Value shall be deemed finally determined and binding on the Buyer unless Buyer presents to the Equityholders within 30 days after its receipt of the Statement of Tangible Net Book Value from the Buyer written notice of disagreement specifying in reasonable detail and specificity the nature and extent of the disagreement sufficient to allow the Equityholders to evaluate the objection.

          (c) If Buyer and the Equityholders are unable to resolve any disagreement with respect to the Statement of Tangible Net Book Value within 15 days after the Equityholders receive a timely notice of disagreement, the Equityholder Representative and the chief executive officer of Buyer shall meet to attempt to resolve such disputes within ten days after the expiration of such 15-day period. If the disputes are not resolved by the Equityholder Representative and the chief executive officer of Buyer within such ten-day period, the items of disagreement alone shall be referred for final determination to Arthur Andersen LLP, or if Arthur Andersen LLP is unable or unwilling to make such final determination, to such other independent accounting firm as the parties shall mutually designate. (Arthur Andersen LLP or such other accounting firm is referred to herein as the "Independent Accountants"). Promptly after acceptance of appointment as Independent Accountants, the Independent Accountants shall determine, based solely on written submission by the Equityholders and the Buyer, and not by independent review, only those issues in dispute and shall render a written report as to the dispute and the resulting computation of Tangible Net Book Value, which shall be conclusive and binding on the parties; provided, however, that the Independent Accountants may ask for additional information from the parties and each party will reasonably cooperate in responding to such request and shall provide such additional information to the extent it can without unreasonable effort or expense. All proceedings conducted by the Independent Accountants shall take place in Los Angeles, California. In resolving any disputed item, the Independent Accountant
(i) shall be bound by the provisions of this Section 2.5 and the definition of Tangible Net Book Value in this Agreement and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.

          (d) If the Tangible Net Book Value of the Company, as finally determined, exceeds the Estimated Tangible Net Book Value, the Buyer shall pay the Equityholders the amount of such excess, together with interest at a rate of 6% per annum from the Closing Date to the date of such payment, with each Equityholder receiving its Pro Rata Portion of such excess and interest. If the Tangible Net Book Value of the Company, as finally determined, is less than the Estimated Tangible Net Book Value, each of the Equityholders shall pay to Buyer its Pro Rata Portion of the amount of such shortfall, together with interest at a rate of 6% per annum from the Closing Date to the date of such payment. The amounts to be paid under this Section 2.5, if any, will be paid in cash by wire transfer within ten days after the final determination of Tangible Net Book Value.

          (e) The fees and expenses of the Independent Accountants (1) shall be paid by the Equityholders if Buyer's determination is affirmed by the Independent Accountants, (2) shall be paid by the Buyer if the Equityholders' determination is affirmed by the Independent Accountants or (3) shall be apportioned between Buyer and the Equityholders (with each Equityholder paying its Pro Rata Share thereof) if the Independent Accountants determine that neither Buyer's nor Equityholders' determination is correct; such apportionment shall be made so that Buyer shall pay the percentage of the fees and expenses equal to the percentage determined by dividing (x) the total amount of the difference between Buyer's and the Independent Accountants' respective determinations of Tangible Net Book Value by (y) the total amount of the difference between Buyer's and the Equityholders' respective determinations of Tangible Net Book Value.

         2.6 Certain Tax Liabilities of Newco. The Newco Shareholders shall estimate in good faith any Tax liabilities of Newco that have not been paid to the relevant Taxing Authority as of the Closing Date, including, without limitation, any Tax liabilities for the fiscal year ended December 31, 2000 and the period from January 1, 2001 through the Closing Date (the "Newco Tax Liability" and such estimate, the "Estimated Newco Tax Liability"). The amount of the Estimated Newco Tax Liability shall be deducted from that portion of the Purchase Price otherwise payable to the Newco Shareholders, pursuant to Exhibit C-2, on the Closing Date on a pro rata basis among the Newco Shareholders in accordance with their respective Newco Share Percentage Interests. Within 15 days after actual receipt by the Newco Shareholders of Newco's Form K-1's from the Company's Income Tax Returns for the period ending on the Closing Date, which Tax Returns shall be prepared in accordance with Section 6.10(c)(i) of this Agreement, the Newco Shareholders shall determine the actual amount of the Newco Tax Liability (which amount shall be calculated by reference to the manner in which Newco's Income Tax Returns are required to be prepared under Section 6.10(c)(i) of this Agreement), net of the amount, if any, of the Newco Taxes paid by the Newco Shareholders to Buyer after the Closing Date (the "Revised Newco Tax Liability") and shall provide to Buyer a statement thereof in reasonable detail. If the actual Revised Newco Tax Liability, as finally determined, exceeds the Estimated Newco Tax Liability, each of the Newco Shareholders shall pay to Buyer, on a pro rata basis in accordance with their respective Newco Share Percentage Interests, its portion of the amount of such excess within 5 days after the delivery of the statement of actual Revised New Tax Liability. If the actual Revised Newco Tax Liability, as finally determined, is less than the Estimated Newco Tax

Liability, Buyer shall pay the Newco Shareholders on a pro rata basis in accordance with their respective Newco Share Percentage Interests within 5 days after the delivery of the statement of actual Revised Newco Tax Liability, the amount of such difference.

     III  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

     3.1 Representations and Warranties of the Selling Members. Each Selling Member hereby severally and not jointly represents and warrants, as of the date of this Agreement and as of the Closing Date, to Buyer as follows with respect only to itself or himself and the Units indicated on Exhibit A as being owned by such Selling Member:

          (a) Title. Such Selling Member is the sole owner of record and beneficial owner of the Units indicated in Exhibit A as being owned by such Selling Member; except as disclosed on Section 3.1(a) of the Disclosure Schedule, such Units are free and clear of all Encumbrances; and, except as disclosed on Section 3.1(a) of the Disclosure Schedule and other than the provisions of the Operating Agreement, which is the subject of the waiver and consent set forth in Section 6.11 hereof, such Selling Member has the full and unrestricted right, power and authority to sell and transfer such Units to Buyer. Upon delivery of such Units to Buyer and payment by Buyer to such Selling Member of the consideration therefor, Buyer will acquire good and marketable title to and complete ownership of such Units, free and clear of any Encumbrance of any nature whatsoever.

          (b) Authority; Enforceability. Such Selling Member now has, and at the Closing will have, full right and power and all authorizations and approvals required by applicable Law, and by any agreement or instrument to which such Selling Member is a party, to sell, transfer and deliver the Units indicated in Exhibit A as being owned by such Selling Member free and clear of any Encumbrance of any nature whatsoever. This Agreement is legally binding on and enforceable against such Selling Member in accordance with its terms except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by such Selling Member and the consummation by such Selling Member of the transactions contemplated hereby (x) do not require the consent, waiver, approval, license or other authorization of any Person, except those which are listed on Section 3.1(b) of the Disclosure Schedule and the waiver and consent set forth in Section 6.11, with respect to such Selling Member, (y) do not violate, with or without the giving of notice or the passage of time or both, any provision of Law applicable to such Selling Member which violation would in any way materially and adversely affect such Selling Member's conveyance to Buyer pursuant hereto of good and marketable title to such Units, free and clear of any Encumbrance of any nature whatsoever, or would have a Material Adverse Effect, and (z) do not conflict with, result in the termination of any provisions of, or constitute a default under, or accelerate any obligations arising under, or result in the creation of any Encumbrance upon the Units pursuant to, or otherwise adversely affect, any lease, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which such Selling Member is a party or by which such Selling Member or any of his assets is bound, which conflict, termination, default, acceleration, Encumbrance or other event would in any way adversely affect such Selling Member's conveyance to Buyer pursuant hereto of good and marketable title to such Units, free and clear of any Encumbrance of any nature whatsoever, or would have a Material Adverse Effect.

     3.2 Representations and Warranties of the Newco Shareholders. Each Newco Shareholder hereby severally and not jointly represents and warrants, as of the date of this Agreement and as of the Closing Date, to Buyer as follows only with respect to itself, Newco and the Newco Shares owned by it:

          (a) Title to Newco Shares. Such Newco Shareholder is the sole owner of record and beneficial owner of the Newco Shares opposite such Newco Shareholder's name in Exhibit A; except as disclosed on Section 3.2(a) of the Disclosure Schedule, such Newco Shares are free and clear of all Encumbrances; and, except as disclosed on Section 3.2(a) of the Disclosure Schedule, Newco Shareholder has the full and unrestricted right, power and authority to sell and transfer such Newco Shares to Buyer. Upon delivery of such Newco Shares to Buyer and payment by Buyer to the Newco Shareholders of the consideration therefor, Buyer will acquire good and marketable title to and complete ownership of such Newco Shares, free and clear of any Encumbrance of any nature whatsoever.

          (b) Authority; Enforceability. Such Newco Shareholder now has, and at the Closing will have, full right and power and all authorizations and approvals required by applicable Law, and by any agreement or instrument to which such Newco Shareholder is a party, to sell, transfer and deliver the Newco Shares opposite such Newco Shareholder's name in Exhibit A, free and clear of any Encumbrance of any nature whatsoever. This Agreement is legally binding on and enforceable against such Newco Shareholder in accordance with its terms except
(i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by such Newco Shareholder and the consummation by such Newco Shareholder of the transactions contemplated hereby
(x) do not require the consent, waiver, approval, license or other authorization of any Person, except those which are listed on Section 3.2(b) of the Disclosure Schedule with respect to such Newco Shareholder, (y) do not violate, with or without the giving of notice or the passage of time or both, any provision of Law applicable to such Newco Shareholder which violation would in any way materially and adversely affect such Newco Shareholder's conveyance to Buyer pursuant hereto of good and marketable title to such Newco Shares, free and clear of any Encumbrance of any nature whatsoever, or would have a Material Adverse Effect, and (z) do not conflict with, result in the termination of any provisions of, or constitute a default under, or accelerate any obligations arising under, or result in the creation of any Encumbrance upon such Newco Shares pursuant to, or otherwise adversely affect, any lease, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which such Newco Shareholder is a party or by which such Newco Shareholder or any of its assets is bound, which conflict, termination, default, acceleration, Encumbrance or other event would in any way adversely affect such Newco Shareholder's conveyance to Buyer pursuant hereto of good and marketable title to such Newco Shares, free and clear of any Encumbrance of any nature whatsoever, or would have a Material Adverse Effect.

          (c) Capitalization. Newco's authorized and outstanding capital stock is as set forth in Section 3.2(c) of the Disclosure Schedule. All of Newco's issued and outstanding capital stock is validly issued, fully paid and nonassessable. The Newco Shares constitute all of the issued and outstanding capital stock of Newco. There are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of Newco or obligating Newco to issue or sell any shares of capital stock of, or any other interest in, Newco. There are no outstanding contractual obligations of Newco to repurchase, redeem or otherwise acquire any Newco Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than the agreements set forth in Section 3.2(c) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Newco Shares.

          (d) Title to Newco's Company Units. Newco is the sole owner of record and beneficial owner of the Company Units indicated in Exhibit A as being owned by Newco, free and clear of all Encumbrances other than such Encumbrances as are described on Section 3.2(d) of the Disclosure Schedule.

          (e) Newco Operations. Other than the Company Units owned by it, Newco has no assets (other than any Tax asset) of any kind. Except as set forth in
Section 3.2(e) of the Disclosure Schedule, Newco is not a party to any written or oral contract, lease, understanding, commitment, arrangement or other agreement. Newco does not own and has never owned any real property or intellectual property. Newco currently conducts, and in the past has conducted, no operations other than holding the Company Units, and neither currently nor in the past, has retained any employees. No Actions have ever been brought by or against any Governmental Authority or any other Person pending or threatened (i) against or by Newco or (ii) which seek to enjoin or rescind the transactions contemplated by this Agreement. There are no existing Governmental Orders naming Newco as an affected party. There are no liabilities of Newco, whether absolute, accrued, contingent or otherwise, and whether due or to become due, other than liabilities for Taxes.

          (f) Certain capitalized terms are defined and other tax matters addressed in Section 6.10. Except as set forth in Section 3.2(f) of the Disclosure Schedule:

               (i) Tax Returns. All material federal, state, and local Tax Returns required to be filed on or before the date hereof with respect to Newco have been duly filed within the times and within the manner prescribed by law (taking into account all extensions of due dates). All information provided in such Tax Returns, is true, complete and accurate in all material respects. Newco has made available to Buyer complete and accurate copies of all such Tax Returns.

               (ii) Tax Liabilities. There are no Taxes of Newco that are or were due and payable that have not been fully paid. There are no Liens for Taxes upon assets of Newco, except Liens for current Taxes not yet due.

               (iii) Withholding. Newco has withheld from its customers and any other applicable payees (and timely paid to the appropriate Taxing Authority) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, back-up withholding and withholding on payments to non-United States persons).

               (iv)   FIRPTA. No Tax is required to be withheld pursuant to
     Section 1445 of the Code as a result of any transaction contemplated in this Agreement.

               (v) Foreign and State Tax Liabilities. Newco has never been, and is not currently, liable to pay any Tax to, or file any Tax Returns with, any foreign Taxing Authority. Newco is currently required to file state Tax Returns only in the states listed in Section 3.2(g) of the Disclosure Schedule.

               (vi) Audits; Settlements. No Tax Return filed by or on behalf of Newco has been audited. There is no written claim or assessment pending, or, to the knowledge of Newco and the Newco Shareholders, threatened against Newco for any alleged deficiency in Taxes, and neither Newco nor the Newco Shareholders have received written notice that there is an audit or investigation currently being conducted that could cause Newco to be liable for any Taxes. There are no agreements in effect to extend or waive the period of limitations for the assessment or collection of any Tax for which Newco may be liable other than statutory extensions which may result from filing Tax Returns by the extended due date.

               (vii) Accounting Methods. Newco has continuously from the date of its incorporation reported its income to each relevant Taxing Authority in accordance with the accrual method of accounting, and is permitted to use that method of accounting under the Code. Newco has not been and will not be required to include any amount in income attributable to any adjustments required under Section 481 of the Code.

               (viii) Consents and Distributions. Newco has not filed any consent under Section 341(f) of the Code and has not distributed the stock of any corporation in a distribution of stock qualifying under Section 355 of the Code.

               (ix) Consolidated or Other Groups. Newco has not been a member of an affiliated, consolidated, combined or unitary group or participated in any other Tax sharing arrangement whereby any income, revenues, receipts, gain or loss of any other entity, other than the Company, was attributed to Newco.

               (x) Assuming the accuracy of the information set forth on the Form K-1s for Newco that Newco has received from the Company, Newco has paid all of its Taxes that are due and payable. The Newco Shareholders make no representation in this Section 3.2(f)(x) regarding the accuracy of the information set forth on such Form K-1s.

          (g) No Conflict. The consummation by Newco of the transactions contemplated by this Agreement and all other agreements, instruments and documents to be delivered hereunder does not and will not (i) violate, conflict with or result in the breach of any term or provision of the Certificate of Incorporation or Bylaws of Newco, (ii) conflict with or violate any Law applicable to Newco or its assets, properties or businesses, or (iii) conflict with or violate, result in the breach of any term or provision of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrances on any of the Company Units or on any of the assets or properties of the Company pursuant to any contract.

               IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Company represents and warrants, as of the date of this Agreement and as of the Closing Date, to Buyer as follows:

     4.1 Limited Liability Company Status. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; and (i) has all requisite limited liability power and authority to own, operate or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized would not be reasonably likely to result in a Material Adverse Effect; all such jurisdictions in which the Company is qualified to do business are set forth in Section 4.1 of the Disclosure Schedule. The Company has delivered to Buyer a true and complete copy of the Certificate of Formation and all amendments thereto of the Company and a true and complete copy of the Operating Agreement, including all amendments thereto, each as in effect on the date hereof.

     4.2  Capitalization.

          (a) The Company's authorized and issued and outstanding units (including units reserved for issuance upon the exercise of options granted under the Management Incentive Plan) are as set forth in Section 4.2(a) of the Disclosure Schedule. All of the Company's issued and outstanding units are validly issued, fully paid and nonassessable. The issued and outstanding Company Units set forth in Section 4.2(a) of the Disclosure Schedule constitute all of the issued and outstanding units of the Company. Except as set forth in the Company's Certificate of Formation, as amended, and except for the options granted under the Management Incentive Plan and evidenced by the Unit Option Agreements set forth in Section 4.2(a) of the Disclosure Schedule, and the voting trust, agency, management and other agreements set forth in Section 4.2(a) of the Disclosure Schedule, there are no outstanding obligations, options, warrants, preemptive rights, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the units of the Company or obligating the Company to issue or sell any units of, or any other interest in, the Company. Except as set forth in Section 4.2(a) of the Disclosure Schedule, there are no outstanding contractual obligations of the

Company to repurchase, redeem or otherwise acquire any Company Units or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than the agreements set forth in Section 4.2(a) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Units.

          (b) There are no other corporations, partnerships, joint ventures, associations or other similar entities in which the Company owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of, nor is any of its business conducted through, any partnership.

     4.3 Authority. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents to be delivered hereunder have been or will be duly and validly authorized by the Board of Managers of the Company. The Company has all requisite limited liability company and other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly or will be authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

     4.4 No Conflict. The consummation by the Company of the transactions contemplated by this Agreement and all other agreements, instruments and documents to be delivered hereunder does not and will not (a) violate, conflict with or result in the breach of any term or provision of the certificate of formation or the Operating Agreement of the Company, (b) conflict with or violate, in any material respect, any Law applicable to the Company or its assets, properties or businesses, or (c) except as set forth in Section 4.4 of the Disclosure Schedule, conflict with or violate, result in the breach of any term or provision of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrances on any of the Company Units or on any of the assets or properties of the Company pursuant to any Material Contract, except, with respect to each of Sections 4.4(b) and (c), for any conflict, violation, breach, default or other event the occurrence or existence of which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

     4.5  Financial Statements.

          (a) Attached hereto as Exhibit E are true and complete copies of the balance sheets of the Company as of December 31, 1998, December 31, 1999 and December 31, 2000 and the related statements of operations, owners' equity and cash flows for the years then ended, in each case audited by Deloitte & Touche LLP (the "Annual Statements"), and the unaudited balance sheet of the Company as of March 30, 2001 and the related unaudited statements of operations, owners' equity and cash flows for the three-month period then ended (collectively, the "Interim Statements" and, together with the Annual Statements, the "Financial Statements"). The balance sheet of the Company as of March 30, 2001 included within the Interim Statements is referred to herein as the "Reference Balance Sheet."

          (b) Except to the extent set forth in Section 4.5(b) of the Disclosure Schedule, each of the Financial Statements (i) has been prepared based on the books and records of the Company in accordance with GAAP and the Company's normal accounting practices, and presents fairly, in all material respects, the financial condition, consolidated results of operations and statements of cash flow of the Company as of the dates indicated or the periods indicated (except that the Interim Statements may not contain all of the footnote disclosures required for GAAP financial statements) and (ii) contains and reflects all necessary adjustments (other than normal year-end adjustments in the case of the Interim Statements), accruals, provisions and allowances for a fair presentation, in all material respects, of its financial condition and the results of its operations for the periods covered by such Financial Statements. There have been no material transactions, agreements or accounts involving the Company that should have been set forth in the Financial Statements of the Company in accordance with GAAP and recorded in the underlying books and records of the Company that have not been accurately so set forth.

          (c) Except to the extent set forth in Section 4.5(c) of the Disclosure Schedule, (i) for purposes of the Financial Statements, all material transactions with Affiliates, including, but not limited to, sales, purchases, loans, transfers, leasing arrangements, guarantees and amounts receivable from or payable to Affiliates, have been properly reflected in the Financial Statements and recorded in the accounting books and records of the Company; (ii) for purposes of the Financial Statements, all material revenue from the sale of products, including sales under fixed price contracts, has been recognized during the fiscal year in which shipment of products or passage of title occurred; (iii) liabilities for all material amounts unpaid to suppliers are recorded for all items included in inventories at each of the respective balance sheet dates of the Financial Statements; and (iv) provision has been made in the Financial Statements, to the extent required by GAAP, for all anticipated material losses on all contracts included in firm customer backlog (as such term is defined in Section 4.22), including contracts so included on which work has not started.

     4.6  Real Property.

          (a) Section 4.6(a) of the Disclosure Schedule sets forth a list of all of the Real Property used in the Business or owned or leased by the Company, including:

               (i) with respect to the Owned Real Property, the street address of each parcel of Owned Real Property; and

               (ii) with respect to the Leased Real Property, (A) the street address of each parcel of Leased Real Property, (B) the identity of the lessor and lessee of each such parcel of Leased Real Property and (C) the identity of the lease or sublease governing such Leased Real Property, a true, correct and complete copy of which has been made available to Buyer.

          (b) Except as otherwise set forth in Sections 4.6(b) and 4.7 of the Disclosure Schedule, the Company has good and marketable fee simple title to all of the Owned Real Property owned by it, free and clear of all Encumbrances, except Permitted Encumbrances. The Company has made available to Buyer a true, correct and complete copy of each title insurance policy and survey relating to the Owned Real Property which is in the Company's possession or reasonably available to it.

          (c) Except as otherwise set forth in Sections 4.6(c) and 4.7 of the Disclosure Schedule, all material Leased Real Property is held by the Company under valid and outstanding leases or subleases (as the same may have been amended or modified) which are in full force and effect, and the Company has not received any written notice of any material breach or default, or cancellation or termination thereunder, and does not have knowledge of any condition, event or circumstance which with notice or lapse of time, or both, would constitute a material breach or default under such lease or sublease. To the Company's knowledge, no other party to any such lease or sublease has breached any material provision of or otherwise defaulted thereunder.

          (d) To the Company's knowledge, the Company is not in material violation of any applicable Laws relating to the Real Property including, without limitation, laws relating to zoning or city planning, except where such violation would, individually or in the aggregate be reasonably likely to result in a Material Adverse Effect.

     4.7 Assets. Except as disclosed in Section 4.7 of the Disclosure Schedule, the Company owns, leases or has the legal right to use all the material properties and assets, including, without limitation, the Intellectual Property and the Real Property, used in the conduct of the Business (all such properties and assets being the "Assets"). The Company has good and marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets (other than customer-owned tooling and equipment, government-owned tooling and equipment and licensed Intellectual Property), free and clear of all Encumbrances, except (i) as disclosed in Section 4.7 of the Disclosure Schedule, (ii) for Permitted Encumbrances, and (iii) Encumbrances securing Indebtedness which is to be paid on the Closing Date under Section 2.2(c). Except for the Assets, customer-owned and government-owned tooling and equipment and other assets and properties which the Company owns or leases or has the legal right to use, there are no other material assets or properties necessary to conduct the Business as currently being conducted. Except as disclosed in Section 4.7 of the Disclosure Schedule, the equipment and buildings currently utilized in the conduct of the Business are, to the knowledge of the Company, in good operating condition, normal wear and tear excepted. Section 4.7 of the Disclosure Schedule sets forth a list of all customer-owned equipment (which, for the avoidance of doubt, shall not be deemed to include customer-owned tooling) used in the conduct of the Business other than customer-owned equipment which is not material to the conduct of the Business in the aggregate.

     4.8  Material Contracts.

          (a) Section 4.8(a) of the Disclosure Schedule sets forth a true and complete list of all the Material Contracts of the Company. As used herein, "Material Contracts" means all of the following:

               (i) each agreement or arrangement of the Company that requires the payment by the Company, subsequent to the date of this Agreement of more than $50,000;

               (ii) all agreements or arrangements relating to, or evidences of, or guarantees of, or providing security for, indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) and all agreements or arrangements that create or continue any material Lien against any material asset of the Company;

               (iii) all license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of products or services to which the Company is a party or by which the Company is otherwise bound under which the Company is obligated to pay or entitled to receive more than $50,000 subsequent to the date hereof for such products or services;

               (iv) all acquisition, partnership, joint venture, teaming arrangements or other similar arrangements or agreements entered into by the Company on or since January 8, 1997, including, without limitation, the Alcoa Agreement;

               (v) each agreement, arrangement, contract, commitment or obligation of the Company restricting or otherwise affecting the ability of the Company to compete in the Business or otherwise in any jurisdiction;

               (vi) all agreements by which the Company leases any Real Property, has the right to lease any Real Property or leases of capital equipment and all other material leases involving the Company as lessee or lessor;

               (vii) all material licenses or other agreements relating to the use of Intellectual Property, except for any of the foregoing related to the use of generally available computer software;

               (viii) all agreements to which the Company is a party not in the ordinary course of business and which are material to the Company;

               (ix) all material agreements to which the Company, on the one hand, and any owner of the Units of the Company or any of their Affiliates or any owner of the Shares of Newco, (such owners and Affiliates being collectively referred to herein as "Related Parties"), on the other hand, are parties or by which they are bound;

               (x) all material contracts or commitments providing for the payment by the Company of commissions to others upon the sale of Company products to a third party;

               (xi) all material agreements between the Company and its sales representatives, distributors and dealers;

               (xii) all material agreements between the Company and its customers relating to volume rebates or price reductions;

               (xiii) all agreements (or groups of agreements with one or more related entities) between the Company and any customer or supplier in excess of $50,000 and all agreements and blanket purchase orders extending beyond 12 months from the Closing Date in excess of $50,000; and

               (xiv) all other existing agreements, not otherwise covered by clauses (i) through (xiii), the loss of which would result in a Material Adverse Effect.

     As used in this Section 4.8, the word "agreement" includes both written and oral contracts, leases, understandings, arrangements and other agreements if they are legally binding on the Company after the Closing Date.

          (b)  Except as disclosed in Section 4.8(b) of the Disclosure Schedule:

               (i) neither the Company, nor, to the knowledge of the Company, any other party to a Material Contract, is in material breach thereof or material default thereunder, or has given notice of material breach or material default to any other party thereunder, except to the extent such breach or default would not result in a Material Adverse Effect;

               (ii) each Material Contract is valid and binding on the Company and, to the knowledge of the Company, each respective counterparty thereto, and each Material Contract is in full force and effect, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights and, except as set forth in Section 4.14(b) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement shall not result in such Material Contract failing to continue in full force and effect, except to the extent that any such failure would not result in a Material Adverse Effect; and

               (iii) the Company has fulfilled all material obligations required pursuant to each Material Contract to have been materially performed by the Company prior to the date hereof, and the Company has no reason to believe that the Company will not be able to fulfill, when due, all of its material obligations under the Material Contracts that remain to be performed after the date hereof.

     4.9 Intellectual Property. Section 4.9 of the Disclosure Schedule sets forth a complete and correct list of (i) each patent, patent application and docketed invention, (ii) all items which the Company claims as a trademark, trade name or copyright, and all trade name registrations or applications, copyright registrations or applications for copyright registration, (iii) each license or licensing agreement for any of the foregoing to which the Company is a party or by which either is bound (other than licenses included in customer contracts, agreements or orders whereby the Company is granted rights by any customer to use such customer's Intellectual Property in the manufacture by the Company of products for sale only to such customer), and (iv) the jurisdictions in which each such patent, invention, trademark, trade name, copyright, application and registration has been issued, filed or made (including the official number or other identifier of such issuance, registration or application). To the knowledge of the Company, the Company does not infringe upon or unlawfully or wrongfully use, in either such case in any material respect, any intellectual property owned or claimed by another Person. To the Company's knowledge, there are no outstanding or threatened disputes or disagreements with respect to any Intellectual Property owned by the Company. The Company either owns the entire right, title and interest in, to and under, or has a valid license to use, any and all Intellectual Property which is material to the conduct of the Business in the manner that the Business is currently being conducted.

     4.10 Litigation, Claims and Proceedings. Except as set forth in Section
4.10 of the Disclosure Schedule, and except for workers' compensation claims, there are no Actions that have been brought within the past three years by or against any Governmental Authority or any other Person pending or, to the knowledge of the Company, threatened, (i) against or by the Company, which Action, if resolved against the Company, would result in a liability of the Company of more than $25,000, or (ii) which seek to enjoin or rescind the transactions contemplated by this Agreement. There are no existing Governmental Orders naming the Company as an affected party.

     4.11 Environmental and Safety and Health Matters.

          (a) Except as set forth in Section 4.11(a) to the Disclosure Schedule, to the Company's knowledge, the Company is and at all times since January 8, 1997 has been, in all material respects, in compliance with all applicable Environmental Laws then in effect.

          (b) Except as set forth in Section 4.11(b) to the Disclosure Schedule, to the Company's knowledge, the Company has obtained, and is in material compliance with, all Permits, licenses, and other authorizations under applicable Environmental Laws which are required in connection with the business and operation of the Company, all of which are in full force and effect.

          (c) Except as set forth in Section 4.11(c) to the Disclosure Schedule, to the Company's knowledge, since January 8, 1997 there has been no Spill that migrated from a property other than the Real Property onto the Real Property or material Release (other than fugitive air emissions that are otherwise in compliance with Environmental Laws) of any Hazardous Substance onto, in, about or under the Real Property or any other property owned, leased, occupied or operated by the Company.

          (d) Except as set forth in Section 4.11(d) to the Disclosure Schedule, to the Company's knowledge, the Company has not received since January 8, 1997 any summons, citation or other written communication alleging a violation of Environmental Laws by the Company from the Environmental Protection Agency, or any other federal, state, or local agency authorized pursuant to an Environmental Law.

          (e) Except as set forth in Section 4.11(e) to the Disclosure Schedule, to the Company's knowledge, the Company has not received since January 8, 1997 any summons, citation or other written communication from any federal, state or local agency that the Company is a potentially responsible party with respect to any site designated as a federal Superfund site under 42 U.S.C. Section 9601 et seq. or alleging that the Company has any Liability under Environmental Law.

          (f) Except as set forth in Section 4.11(f) to the Disclosure Schedule, the Company has made available to Buyer true, complete and correct copies of all environmental audits, reports and assessments that relate to air or water quality, waste management, Hazardous Substances or the protection of health or the environment, that (i) are listed on Schedule 11.03(k) to the Alcoa Agreement, or (ii) if not listed on Schedule 11.03(k) to the Alcoa Agreement, are currently in the Company's possession or control and (A) have been prepared by the Company or at the direction of the Company with respect to the Real Property since January 8, 1997, or (B) have been prepared by a third party and received by the Company since January 8, 1997, but in any event not including within (B) those not listed on Schedule 11.03(k) to the Alcoa Agreement and received by the Company solely by virtue of the transactions contemplated by the Alcoa Agreement (the "Environmental Reports"). Schedule 4.11(f) of the Disclosure Schedule sets forth a complete list of all such Environmental Reports.

     4.12 Permits and Licenses. Except as disclosed in Sections 4.11(b) and 4.12 of the Disclosure Schedule and except for any Permit the absence of which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) the Company has all Permits which are necessary to own and operate the Assets and to conduct the Business as it is presently being conducted, and the Company has not received any outstanding or uncured notice alleging that any Permits are required and (ii) the Company is in material compliance with all such Permits.

     4.13 Compliance with Law. Except as disclosed in Section 4.13 of the Disclosure Schedule and except for any non-compliance the existence of which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, the Company, to its knowledge, since January 8, 1997 has and currently is conducting the Business in accordance with all Laws and Governmental Orders applicable to the Company, the Assets and the Business. Except as disclosed in Section 4.13 of the Disclosure Schedule, the Company has not received any outstanding or uncured written notice alleging any default or violation of any Law or Governmental Order, except where any such default or violation referred to in this sentence would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

     4.14 Consents.

          (a) Except for the notification requirements of the HSR Act and as disclosed in Section 4.14(a) of the Disclosure Schedule, no action, approval, consent or authorization by, or any other order of, action by, filing with or notification to any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, performed and delivered pursuant hereto a legal, valid and binding obligation of the Company, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder. Except for the notification requirements of the HSR Act and as disclosed in Section 4.14(a) of the Disclosure Schedule, all consents, approvals and authorizations of, and declarations, filings and registrations with, and payments of all taxes, fees, fines, and penalties to any Governmental Authority or any other Person (either governmental or private) required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby have been obtained, made and satisfied.

          (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule, no action, approval, consent or authorization by, or any other order of, action by, filing with or notification to any Person party to any Material Contract under which the Company currently has outstanding rights or obligations (other than the Company), is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, performed and delivered pursuant hereto a legal, valid and binding obligation of the Company, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder.

     4.15 Labor.

          (a) Section 4.15(a) of the Disclosure Schedule sets forth a true and complete list of all employment, consulting, severance pay or other similar agreements (collectively, the "Employment Agreements") between the Company and any person that are currently in effect, other than any such agreement that can be terminated by the Company within 90 days without the payment of severance or similar penalties in excess of 90 days, salary and accrued bonuses not exceeding $50,000. Except as set forth in Section 4.15(a) of the Disclosure Schedule, there are no Employment Agreements or any other similar agreements to which the Company is a party under which the transactions contemplated by this Agreement
(i) will require any payment by the Company or Buyer, or any consent or waiver from any other Person, or (ii) will result in any change in the nature of any rights under any such Employment Agreement or other similar agreement of any of the parties thereto.

          (b) Except as set forth in Section 4.15(b) of the Disclosure Schedule, the Company is not and has not been since its formation a party to any collective bargaining agreement covering any employees of the Company. To the knowledge of the Company, (i) no petition has been filed or proceedings instituted by an employee, group of employees, or labor union with any labor relations board seeking recognition as a bargaining representative of any employees of the Company and (ii) no organizational effort is currently being made or threatened by or on behalf of any labor union to organize any employees of the Company.

          (c) Except as set forth in Section 4.15(c) of the Disclosure Schedule, and except for any of the foregoing the occurrence or existence which would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) there is no labor strike, slow down or stoppage pending or, to the Company's knowledge, threatened against or directly affecting the Company, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the knowledge of the Company, no claims therefor have been threatened; and (iii) the Company has not received any notice of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company.

          (d) Except as set forth in Section 4.15(d) of the Disclosure Schedule, all liabilities of the Company for employment compensation, benefits, advances, salaries, bonuses, vacation and holiday pay, sick leave and other forms of compensation payable to the employees or agents of the Company in respect of the services rendered by any of them on or prior to the date hereof have been paid or adequate accruals therefor have been made in the books and records of the Company in the Reference Balance Sheet if and to the extent required to be recorded under GAAP.

     4.16 Employee Benefits; ERISA. The only Employee Benefit Plans that are maintained by the Company with respect to any of the employees of the Company are those disclosed in Section 4.16 of the Disclosure Schedule. The only Benefit Arrangements that are maintained by the Company with respect to any of the employees of the Company are disclosed in Sections 4.15 and 4.16 of the Disclosure Schedule. Each of the Employee Benefit Plans that is intended to be qualified under Section 401 of the Code is so qualified and each of the trusts maintained with respect thereto is exempt from federal income taxation under
Section 501 of the Code or has the right to be retroactively amended so as to qualify, and nothing has occurred which would cause a loss of such qualification or exemption or the imposition of any penalty under Section 4971 of the Code. All contributions required by Law to be made under the Employee Benefit Plans with respect to the period through December 31, 2000 and any required installment in respect of the employees of the Business as of the Closing Date for calendar year 2001 will be made by the Company within the periods allowed by Law. Except for premiums payable to the Pension Benefit Guaranty Corporation in the ordinary course of business (all of which have been paid in timely manner), the Company has not incurred any liability to the Pension Benefit Guaranty Corporation with respect to any of such Plans. All obligations of the Company under each Benefit Plan (x) that are due prior to the Closing Date have been paid or will be paid prior to that time and (y) that have accrued prior to the Closing Date have been or will be paid or properly accrued at that time. Except as set forth in Section 4.16 of the Disclosure Schedule:

          (a) No "reportable event" (within the meaning of ERISA) with respect to which the thirty day notice requirement has not been waived has occurred with respect to any of the Employee Benefit Plans;

          (b) There are no claims, governmental audits or investigations, or lawsuits which have been asserted or instituted against the assets of any of the trusts under the Benefit Plans other than routine claims for benefits;

          (c) The Benefit Plans have been maintained, operated and administered in all material respects in accordance with their terms and with all applicable Laws, including ERISA;

          (d)  No Employee Benefit Plan is a Multiemployer Plan;

          (e) Each Employee Benefit Plan that is subject to Title IV of ERISA has no "amount of unfunded benefit liabilities" (as such term is defined in Section 4001(a)(18) of ERISA;

          (f)  No "accumulated funding deficiency" as such term is defined in
Section 412(a) of the Code, whether or not waived, exists with respect to any Employee Benefit Plan;

          (g) Other than as set forth in Section 4.16(g) of the Disclosure Schedule, there is no Benefit Plan covering any employee or former employee of the Company that, individually or collectively, (x) could, as a result of the consummation of the transaction contemplated by this Agreement, give rise to the payment of any amount by the Company that would not be deductible pursuant to the terms of Section 280G of the Code or (y) that would, as a result of the consummation of the transaction contemplated by this Agreement, entitle any individual to any severance pay or accelerate the time of vesting of benefits or increase the amount of compensation due any employee;

          (h) The Company has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired or former employees of the Company, except as required under Section 4980B of the Code. All Benefit Plans subject to Section 4980B of the Code are in compliance with such section; and

          (i) No event has occurred that will or could subject any Benefit Plan to tax under Section 511 of the Code. No prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. There has been no act or omission by the Company or any ERISA affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code.

         4.17 Insurance. Section 4.17 of the Disclosure Schedule sets forth a true and complete list of all material insurance policies in force with respect to the Company and all claims made by the Company on any liability or other insurance policy since January 8, 1997 (other than workers' compensation claims). The Company has made available to Buyer copies of each such policy. Except as set forth in Section 4.17 of the Disclosure Schedule, no notice or other communication has been received by the Company from any insurance company within the three years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of its insurance policies, and, to the knowledge of the Company, no such cancellation, amendment or increase of premiums is expected by the Company.

         4.18 Intercompany Services. Section 4.18 of the Disclosure Schedule sets forth a true and correct description of all material services provided within the last three years to the Company by its Affiliates and by the Company to its Affiliates, and the charges assessed for all material services provided during such time. Except as disclosed in Sections 4.8 or 4.18 of the Disclosure Schedule, (i) there have been no material transactions by the Company with any Related Party during such three-year period, (ii) there are no written agreements now in effect between the Company and any Related Party, and (iii) to the Company's knowledge, each of the Related Party transactions that has occurred during such period has been on terms no more favorable to the Company than those that could be obtained from an unaffiliated third party. Section 4.18 of the Disclosure Schedule (i) states the amounts due from the Company to any

Related Party and the amounts due from any Related Party to the Company; (ii) describes the transactions out of which such amounts due arose and (iii) describes any interest of the Company or any Related Party in any supplier or customer of, or any other entity that has had business dealings with, the Company. Except as set forth in Section 4.18 of the Disclosure Schedule, after the Closing, there will be no obligations or other liabilities between the Company, on the one hand, and the Sellers or any Related Party, on the other hand.

     4.19 Company Taxes. Certain capitalized terms are defined and other tax matters addressed in Section 6.10. Except as set forth in Section 4.19 of the Disclosure Schedule:

          (a) Tax Returns. All material federal, state and local Tax Returns required to be filed on or before the date hereof with respect to the Company or any of its income, properties or operations have been duly filed within the times and within the manner prescribed by law (taking into account all extensions of due dates). All information provided in such Tax Returns, is true, complete and accurate in all material respects. The Company has made available to Buyer complete and accurate copies of all such Tax Returns.

          (b) Tax Liabilities. There are no Taxes of the Company that are or were due and payable that have not been fully paid. Any reserves established for Taxes of the Company for any Pre-Closing Period (including any Pre-Closing Period for which no Tax Return has yet been filed) reflected on the financial statements and the books of the Company (excluding any provision for deferred income Taxes) are adequate in all aspects and in accordance with GAAP. There are no Liens for Taxes upon assets of the Company, except Liens for current Taxes not yet due.

          (c) Withholding. The Company has withheld from its employees, customers and any other applicable payees (and timely paid to the appropriate Taxing Authority) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, and local laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons).

          (d) FIRPTA. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of any transaction contemplated in this Agreement.

          (e) Foreign and State Tax Liabilities. The Company has never been, and is not currently, liable to pay any Tax to, or file any Tax Returns with, any foreign Taxing Authority. The Company is currently required to file state Tax Returns only in the states listed in Section 4.19(e) of the Disclosure Schedule.

          (f) Audits; Settlements. No Tax Return filed by or on behalf of the Company has been audited. There is no written claim or assessment pending, or, to the knowledge of the Company and the Members, threatened against the Company for any alleged deficiency in Taxes, and neither the Company nor the Members have received any written notice that there is an audit or investigation currently being conducted that could cause the Company to be liable for any Taxes. There are no agreements in effect to extend or waive the period of limitations for the assessment or collection of any Tax for which the Company may be liable other than statutory extensions which may result from filing Tax Returns by the extended due date.

          (g) Accounting Methods. The Company has continuously from the date of its formation reported its income to each relevant Taxing Authority in accordance with the accrual method of accounting, and is permitted to use that method of accounting under the Code. The Company has not been and will not be required to include any amount in income attributable to any adjustments required under Section 481 of the Code. Newco has not participated in any Tax sharing or other arrangement whereby any income, revenues, receipts, gain or loss of any other entity was attributed to the Company.

          (h) Partnership. The Company at all times during its existence has been properly characterized and treated as a partnership for federal, state, foreign and local income tax purposes and has never made any election to be treated as an association taxable as a corporation.

     4.20 Accounts Receivable. Except as set forth in Section 4.20 of the Disclosure Schedule, all trade accounts receivable of the Company to be reflected on the Statement of Tangible Net Book Value (collectively, the "Accounts Receivable") represent, or will represent, in all material respects valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of the Company, each of the Accounts Receivable either has been or will be collected in full, except to the extent of the aggregate amount of the Company' reserves with respect to such Accounts Receivable. To the knowledge of the Company, there is no contest or claim (including, without limitation, for set-off) under any Material Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     4.21 Inventory. All inventory of the Company that is reflected on the Reference Balance Sheet is stated at the lower of cost or market, cost being determined on the actual cost basis, and provision has been made, to the extent required by GAAP, for all material slow-moving, obsolete or unusable inventory to be reduced to estimated useable or scrap values.

     4.22 Backlog. On the date of the Reference Balance Sheet, the firm customer backlog of the Company was not less than $90,000,000. On the date of the Reference Balance Sheet, the total firm customer backlog for each calendar year of scheduled delivery from and after 2001 was not less than the amount thereof set forth in Section 4.22 of the Disclosure Schedule, except to the extent of any inaccuracy in the determination of such firm customer backlog which would not reasonably be expected to constitute a Material Adverse Effect. As used in this Agreement, the term "firm customer backlog" means purchase orders or contracts from customers with fixed prices, fixed quantities and fixed delivery dates, subject to the terms otherwise provided in the contracts listed on
Section 4.8 of the Disclosure Schedule. Except as provided in Section 4.8 of the Disclosure Schedule, since the date of the Reference Balance Sheet, the Company has not received any written notification from any customer that any of such firm customer backlog may be canceled, rescheduled beyond two months or revised by an amount in excess of $25,000.

     4.23 Alcoa Agreement. The Company has provided Buyer true, correct and complete copies of the Alcoa Agreement and any amendments or modifications of the Alcoa Agreement.

Except as set forth in Section 4.23 of the Disclosure Schedule, there has not been any breach of any representation, warranty, covenant, agreement or obligation of the Company or, to the knowledge of the Company, Alcoa under the Alcoa Agreement and neither the Company nor Alcoa has made any claim for indemnification under the Alcoa Agreement with respect to any Loss (as defined in the Alcoa Agreement).

     4.24 Absence of Undisclosed Liabilities. Except as disclosed in Section
4.24 of the Disclosure Schedule, to the Company's knowledge, there are no material liabilities of the Company, whether absolute, accrued, contingent or otherwise, and whether due or to become due, not reflected on or reserved for in the Reference Balance Sheet or the Statement of Tangible Net Book Value, as applicable, except (i) as set forth in Section 4.24 of the Disclosure Schedule,
(ii) as disclosed in the Financial Statements (including the footnotes thereto),
(iii) liabilities incurred in the ordinary course of business after March 30, 2001, and (iv) obligations to be performed under contracts, agreements and instruments listed in Section 4.8(a) of the Disclosure Schedule or not required to be listed therein. Except as disclosed in Section 4.24 of the Disclosure Schedule, to the Company's knowledge, there are no material commitments, contracts or agreements covering the purchase of items of inventory in excess of the Company's normal operating requirements or covering the purchase of items of equipment in excess of the requirements of the Company other than in the ordinary course of business consistent with past practice.

     4.25 Absence of Certain Changes; Conduct in the Ordinary Course. Since the date of the Reference Balance Sheet, except as disclosed in Section 4.25 of the Disclosure Schedule, there has not occurred:

          (a) On or prior to the date hereof, any adverse change in the assets, liabilities (whether absolute, accrued, contingent, or otherwise), condition (financial or otherwise), results of operations or business of the Company not reflected in the Financial Statements and that has resulted in a loss to the Company of more than $150,000;

          (b) Except for changes in delivery schedules and scope of work in the ordinary course of business consistent with past practices, any amendment or modification to any Material Contract, or any termination of any agreement that would have been a Material Contract were such agreement in existence on the date hereof;

          (c) Except in the ordinary course of business consistent with past practices, any increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash bonus, to any officer, director or employee of, or consultant to, the Company;

          (d) Any material transaction by the Company, whether or not covered by the foregoing, not in the ordinary course of business;

          (e)  Any change in the Methods;

          (f) Any declaration or payment of any dividends or distributions by the Company, any acquisition or redemption by the Company of any of its equity securities or any loan by the Company to any of its security holders, other than distributions in the ordinary course of business in accordance with the Operating Agreement and other than as contemplated by Section 2.4;

          (g) Any actual loss, or to the Company's knowledge, any loss threatened by the customer in writing, of a customer to whom sales in the previous 12 months exceeded $100,000;

          (h) Any damage or destruction to, or loss of, any assets or property owned, leased or used by the Company (whether or not covered by insurance) in excess of $150,000;

          (i) Any agreement to do any of the things described in the preceding sections (a) through (h).

     4.26 Progress Payments. Except as set forth in Section 4.26 of the Disclosure Schedule, the Company has not received any progress payments, milestone payments, advance payments, deposits or other similar payments from customers (collectively "Progress Payments") with respect to any Material Contract under which the Company has remaining delivery obligations. All Progress Payments requests submitted by the Company have been in material compliance with the contractual terms and with applicable U.S. Government laws and regulations, including but not limited to the Federal Acquisition Regulation and related cost accounting standards.

     4.27 Letters of Credit, Bonds, Etc. (a) Except as set forth in Section 4.27(a) of the Disclosure Schedule, the Company is not the beneficiary of any letters of credit, performance or other bonds, or any other financial instruments guaranteeing the payment or performance of any third party under any Material Contract, and (b) except as set forth in Section 4.27(b) of the Disclosure Schedule, the Company is not required to provide any letter of credit, performance or other bond, or any other financial instrument guaranteeing the Company's payment or performance under any Material Contract or otherwise.

     4.28 No Powers of Attorney or Financial Guaranties. Except as set forth in
Section 4.28 of the Disclosure Schedule, (i) the Company has not granted any general or special powers of attorney and (ii) the Company does not have any obligation or liability (whether actual, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor, obligor on an asset or income maintenance agreement or otherwise in respect of the obligation of any other person, corporation, partnership, joint venture, association, organization or other entity, other than obligations to be performed under contracts, agreements and instruments listed in Section 4.8(a) of the Disclosure Schedule or entered into in the ordinary course of business and not required to be listed therein.

     4.29 Product Warranty and Liability. Except as set forth in Section 4.29 of the Disclosure Schedule, each product designed, manufactured, sold or leased by the Company and all services performed by the Company have been in conformity in all material respects with all applicable contractual commitments with respect to product specifications and all express and implied warranties (except where failure to meet such contractual commitments or warranties has been waived). Except as set forth in
Section 4.29 of the Disclosure Schedule, to the Company's knowledge, the Company has no material uninsured liability, and to the Company's knowledge there is no basis that could reasonably be likely to give rise to any present or future action, suit or proceeding, for the replacement or repair of such products or other damages in connection with such products, subject only to any reserve applicable to product warranty claims reflected in the Closing Balance Sheet. To the knowledge of the Company, the Company does not have any material uninsured liability arising out of any injury to persons or property as a result of any products designed, manufactured, sold or leased by the Company or any services performed by the Company. Except as set forth in Section 4.29 of the Disclosure Schedule, to the knowledge of the Company, since December 31, 1999, the Company has not received any written notice that an action has been or in the future may be, made alleging that products or services of the Company are or were defective in any way, other than routine warranty claims and routine claims that products did not conform to product specifications and other than any such allegation that has been resolved by the Company.

     4.30 Banking Facilities. Section 4.30 of the Disclosure Schedule sets forth a complete and correct list of (a) the name and address of each bank, savings and loan, brokerage firm or similar financial institution in which the Company has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained thereat and (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box, together with a description of the authority (and conditions thereto, if any) of each person with respect thereto.

     4.31 Finder's Fee. Except for fees and expenses payable to Quarterdeck Investment Partners, Inc. (which is a Member and an Affiliate of Jon B. Kutler, a Member) as set forth in Section 4.31 of the Disclosure Schedule (which shall be accrued as a liability, to the extent unpaid, on the Statement of Tangible Net Book Value), the Company has not incurred any liability to any party for any brokerage or finder's fee or agent's commission, or the like, in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and the Company shall be solely responsible for such fees and expenses, which shall be accrued as a liability on the Closing Balance Sheet to the extent unpaid.

     4.32 Absence of Certain Business Practices. Neither the Company nor any employee, agent or other Person acting on the Company's behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or employee or official of any Governmental Authority that would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

     4.33 Disclosure. Copies of all documents referenced in this Agreement, in any Exhibit or Schedule to this Agreement and the Disclosure Schedule heretofore or hereafter delivered or made available by the Company to Buyer pursuant hereto were or will be complete and accurate records of such documents.

     V.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     5.1 Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and all other agreements, instruments and documents to be delivered hereunder.

     5.2 Authority. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents to be delivered hereunder have been or, prior to Closing will be, duly and validly authorized by the board of directors of Buyer. No other corporate action must be taken prior to Closing to make this Agreement, and all other agreements, instruments and documents to be executed and delivered hereunder valid and legally binding upon Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization and delivery by the Company and the Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

     5.3 Compliance with Law. Buyer has complied with and is not in violation of applicable Laws or Governmental Orders which would affect its ability to perform its obligations hereunder. There is no Action pending, or to the knowledge of Buyer, threatened against Buyer, affecting its ability to perform its obligations hereunder.

     5.4 No Conflict. The consummation of the transactions contemplated by this Agreement and the compliance by Buyer with all the terms and provisions of this Agreement and all other agreements, instruments and documents to be executed and delivered hereunder will not violate, conflict with or result in the breach of any term or provision of the charter documents, certificate of incorporation or by-laws of Buyer or constitute a material default under or result in a violation of any existing indenture, contract, agreement, or other instrument to which Buyer is a party or by which it or any of its properties are bound.

     5.5 Finder's Fee. Buyer has not done anything to cause the Company or any of its members, optionholders, managers, officers or other Affiliates to incur any liability to any party for any brokerage or finder's fee or agent's commission, or the like, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, and Buyer shall be solely responsible for any such fees and expenses.

     5.6 Consents. Except for the notification requirements of the HSR Act, no action, approval, consent or authorization, including but not limited to any action, permit, approval, consent or authorization by, or any other order of, action by, filing with or notification to any Governmental Authority or quasi-governmental agency, commission, board, bureau or instrumentality, is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, performed and delivered pursuant hereto a legal, valid and binding obligation of Buyer, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder. All consents, approvals and authorizations of, and any declarations, filings and registrations with any Governmental Authority or any other Person (either governmental or private) required in connection with the execution by Buyer of this Agreement or the consummation of the transactions contemplated hereby have been obtained, made and satisfied.

     5.7 Financing. Buyer has sufficient cash reserves or has available to it cash under presently existing and enforceable credit lines that is sufficient to consummate the transactions contemplated hereby. No other financing is required to enable Buyer to consummate the transactions contemplated by this Agreement. To the extent such borrowings become unavailable, Buyer will promptly arrange for alternate financing in order to consummate the transactions contemplated hereby, it being understood that any inability by Buyer to obtain any necessary financing for such transactions shall not excuse Buyer's obligation to timely consummate such transactions.

     5.8 Investigation. Buyer has conducted a full and complete investigation and inspection of the business, operations, assets or Liabilities, results of operations or financial condition of the Company as Buyer may have deemed necessary or appropriate for the purpose of entering into this Agreement and consummating the transactions contemplated hereby; provided, however, that the foregoing does not in any way reduce or limit the Equityholders' indemnification obligations to Buyer pursuant to Article X for breaches of representations or warranties or otherwise. In executing this Agreement, Buyer is relying on its own investigation and on the provisions set forth herein and in the documents contemplated herein and not on any other statements, representations, warranties or assurances of any kind made by the Equityholders, their representatives or any other person, including, but not limited to, any statements set forth in the Confidential Offering Memorandum dated June 2000 provided to Buyer or any statements made during any presentation by any employee or representative of the Equityholders or the Company.

     VI.  COVENANTS AND AGREEMENTS.

     6.1  Conduct of Business Prior to Closing.

          (a) Except as disclosed in Section 6.1(a) of the Disclosure Schedule, the Company covenants that until the Closing it will use its commercially reasonable efforts, to continue, in a manner consistent with the past practice of the Business, to keep available the services of the Company's officers and employees, to maintain and preserve intact the Business in all material respects and to maintain in all material respects the ordinary and customary relationships of the Business with its suppliers, customers, distributors and others having business relationships with it with a view toward preserving for Buyer, to and after the Closing Date, the Business and the goodwill associated therewith. Until the Closing, the Company shall continue to operate and conduct the Business in the ordinary course consistent with past practice, and shall not, without the prior written approval of Buyer (which approval shall not be unreasonably withheld or delayed and shall in any event be provided or denied within five days after such approval is requested from Buyer) or as otherwise contemplated by this Agreement and Section 6.1(a) of the Disclosure Schedule take any of the following actions:

               (i) with respect to the Company, amend the Operating Agreement or Certificate of Formation in any material respect, issue or agree to issue any additional Company Units of any class or series (other than Company Units issued upon the exercise of currently outstanding options pursuant to Section 2.4) or issue or enter into or agree to issue or enter into any securities convertible into or exercisable or exchangeable for Company Units, or issue any options, warrants or other rights to acquire any Company Units, or sell, transfer or otherwise dispose of or encumber any Company Units of any class or series of equity interests of the Company or declare, set aside, make or pay any dividend or other distribution in respect of its Company Units (in cash or otherwise) or purchase or redeem Company Units (other than Units repurchased from Optionholders under
     Section 2.4), except for distributions by the Company to its Members in amounts intended to allow the Members to make required state and federal income Tax payments.

               (ii) sell, transfer or otherwise dispose of or encumber any of its properties or Assets, other than (A) in the ordinary course of business consistent with past practice; (B) properties or assets the net book value or market value of which does not exceed in the aggregate $100,000; (C) cash distributions by the Company to its Members in accordance with the Operating Agreement; and (D) under any contract with a customer which restricts the use of equipment acquired for use in the performance of such contract;

               (iii) except as required by Law or contractual obligations, except for borrowings under the Company's revolving credit facility and except for the Optionholder Exchange Notes, (A) create, incur or assume any material long-term or short-term debt (including obligations in respect of capital leases), (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any Person or (C) make any material loans, advances or capital contributions to or investments in any Person (except for customary travel and entertainment advances to employees);

               (iv) (A) grant any material increase in the compensation of employees of the Company, except for increases in the compensation of employees in the ordinary course of business consistent with past practice and increases pursuant to collective bargaining agreements in effect on the date hereof and listed in Section 4.8(a) of the Disclosure Statement, (B) hire new employees other than in the ordinary course of business consistent with past practice, (C) enter into any employment, severance, consulting or other compensation agreement with any existing director, officer or employee or (D) commit to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend in any material respect or commit itself to amend in any material respect any of such plans, funds or similar arrangements; provided, however, that nothing herein shall be deemed to prohibit the payment prior to the

     Closing of bonuses described in Section 6.1(a)(iv) of the Disclosure Schedule to the Optionholders;

               (v) cancel any material third party indebtedness owed to the Company;

               (vi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material assets (other than inventory); or

               (vii) make any capital expenditure, or enter into any commitment to make any capital expenditure, in excess of 110% of the amount budgeted therefor as set forth in Section 6.1(a)(vii) of the Disclosure Schedule;

               (viii) from and after the date hereof enter into any contract other than contracts in the ordinary course of business and contracts involving the payment or provision of good and services of less than $100,000;

               (ix) settle any litigation or other proceeding other than (A) settlement of workers' compensation claims and (B) other settlements involving less than $10,000 in the aggregate;

               (x) fail to use reasonable commercial efforts to maintain the Assets in good operating condition and repair, ordinary wear and tear excepted;

               (xi) fail to use reasonable commercial efforts to maintain in force any of the insurance policies listed in Section 4.17 of the Disclosure Schedule; or

               (xii) agree, whether in writing or otherwise, to do any of the foregoing.

          (b) The Company covenants and agrees that, prior to the Closing, it shall, to the extent that it has knowledge thereof, promptly notify Buyer in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which constitute a material breach of a representation or warranty or covenant of the Company in this Agreement.

          (c) Until the Closing, Newco shall not operate or conduct any business, and shall not, without the prior written approval of Buyer, in Buyer's sole discretion, take any of the following actions:

               (i) with respect to Newco, amend its Certificate of Incorporation or Bylaws, issue or agree to issue any additional capital stock of any class or series or issue or enter into or agree to issue or enter into any securities convertible into or exercisable or exchangeable for capital stock, or issue any options, warrants or other rights to acquire any capital stock of Newco, or sell, transfer or otherwise dispose of or encumber any capital stock of Newco of any class or series or declare, set aside, make or pay any dividend or other distribution in respect of its capital stock (in cash or otherwise) or purchase or redeem any capital stock of Newco.

               (ii) sell, transfer or otherwise dispose of or encumber any of its assets, including, without limitation, the Company Units owned by Newco.

               (iii) (A) create, incur or assume any long-term or short-term debt (including obligations in respect of capital leases), (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any Person or
     (C) make any loans, advances or capital contributions to or investments in any Person;

               (iv)   employ any person;

               (vi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets;

               (vii) make any capital expenditure, or enter into any commitment to make any capital expenditure;

               (viii) enter into any written or oral contract, lease, understanding, commitment, arrangement or other agreement;

               (ix)   settle any litigation or other proceeding; or

               (xii) agree, whether in writing or otherwise, to do any of the foregoing.

          (d) Newco covenants and agrees that, prior to the Closing, it shall, to the extent that it has knowledge thereof, promptly notify Buyer in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which constitute a breach of a representation or warranty or covenant of Newco in this Agreement.

     6.2  Access to Records and Properties.

          (a) From the date hereof until the Closing Date or earlier termination of this Agreement, the Company will:

               (i) provide Buyer and its officers, counsel and other representatives with reasonable access during normal business hours to the facilities of the Company, its principal personnel and representatives, and such books and records pertaining to the Company as Buyer may reasonably request, provided that Buyer agrees that such access will give due regard to minimizing interference with the operations, activities or employees of Company and provided that such access and disclosure would not violate the terms of any agreement to which the Company is bound or any applicable Law or regulation;

               (ii) furnish to Buyer or its representatives such additional financial and operating data and other information relating to the Company as may be reasonably requested, to the extent that such access and disclosure would not violate the terms of any agreement to which the Company is bound or any applicable Law or regulation; and

               (iii) make reasonably available to Buyer for inspection and review all documents, or copies thereof, listed in the Disclosure Schedule, and all files, records and papers of any and all proceedings and matters listed in the Disclosure Schedules, except to the extent prohibited or restricted by Law, regulation or contract with a third party.

          (b) From the date hereof until the Closing Date or earlier termination of this Agreement, Newco will provide Buyer and its officers, counsel and other representatives with reasonable access to such books and records pertaining to Newco as Buyer may reasonably request.

     6.3 Consents. Each of the Company and the Buyer shall, in no event later than five Business Days following the date hereof, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form pursuant to the HSR Act, if required for the transactions contemplated hereby. Each of the Company and the Buyer shall, as promptly as practicable, substantially comply with any request for additional information and documents pursuant to the HSR Act. Each of the Buyer and the Company shall inform the other promptly of any communication made by or on behalf of such party to, or received from, the FTC or the DOJ and shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing, submission or other act that is necessary or advisable under the HSR Act. The Company and the Buyer shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ, and shall comply promptly with any such inquiry or request. Each of the Company and the Buyer shall use commercially reasonable efforts to promptly obtain any clearance under the HSR Act required for the consummation of the transactions contemplated hereby. The filing fee relating to the notification and report form pursuant to the HSR Act shall be paid equally by Buyer and the Company.

     6.4 Public Announcements. On and after the date hereof and through the Closing Date, the Company, Buyer and the Equityholder Representative shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the written approval of the Buyer (in the case of the Company or any of the Sellers) or the Equityholder Representative and the Company (in the case of the Buyer), which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law or any listing agreement of any party hereto.

     6.5 No Solicitation or Negotiation. The Company agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Company nor any of its Affiliates, officers, managers, representatives or agents will solicit, initiate, accept any other proposals or offers from or provide any information to any Person (a) relating to any acquisition or purchase of all or substantially all of the Company Units or the Assets (other than any sale of assets to be sold in the ordinary course of business consistent with past practice and any other sale of assets permitted hereby) or (b) to enter into any other extraordinary business transaction involving or otherwise relating to the Company which is not within the ordinary course of the Company's business.

     6.6 Further Action. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper and advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     6.7  Indemnity.

          (a) Subject to subparagraph (b) of this Section 6.7, following the Closing, the Company and its successors shall indemnify, defend and hold harmless to the fullest extent permitted under applicable Law each person who is now or has been an officer or a member of the Board of Managers of the Company (individually, an "Indemnified Individual" and collectively, the "Indemnified Individuals"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually incurred by the Indemnified Individual in connection with any Action arising out of or pertaining to acts or omissions (other than illegal acts or acts of fraud), or alleged acts or omissions (other than illegal acts or acts of fraud), by them in their capacities as such, whether commenced, asserted or claimed before or after the Closing; provided, however, that no indemnification shall be made to any Indemnified Individual to the extent it is determined by a court of competent jurisdiction that such Indemnified Individual did not, with the respect to the matter subject to indemnification hereunder, act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. If any Indemnified Individual believes that he or she is entitled to indemnification pursuant to this Section 6.7, such Indemnified Individual shall give the Company prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the nature of the Action and the basis for such claim for indemnification. The failure of such Indemnified Individual to give notice of any claim for indemnification promptly shall not adversely affect such Indemnified Individual's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Company to assert any reasonable defense to such claim. In the event of any such Action, (i) the Company shall pay the reasonable fees and expenses of counsel for the Indemnified Individual, which counsel shall be selected by the Company and shall be reasonably acceptable to the Indemnified Individual, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by the Delaware Limited Liability Company Act as in effect on the date hereof, upon receipt of an undertaking of the Indemnified Individual to repay any fees and expenses advanced if it should subsequently be determined that such Indemnified Individual is not entitled to indemnification under this Section 6.7, and (ii) the Company will direct the defense of any such matter; provided further, however, that the Company shall not be obligated pursuant to this Section 6.7 to pay the fees and disbursements of more than one counsel for all Indemnified Individuals in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Individuals, two or more of such Indemnified Individuals have conflicting interests in the outcome of such action. Buyer covenants to each Indemnified Individual that from and after the Closing it shall cause the Company to maintain a Tangible Net Book Value of at least $10,000,000; provided, however, that for purposes of computing Tangible Net Book Value under this
Section 6.7 only, (a) the amounts necessary to pay off all indebtedness for borrowed money in full and all capitalized lease obligations of the Company outstanding as of the date of determination (and not as of the Closing Date), and (b) the amounts described in Section 2.2(b)(iii), shall be excluded from the liabilities of the Company.

          (b) Notwithstanding anything to the contrary herein, the Company shall have no obligations to indemnify, defend or hold harmless any Indemnified Individual, under this Section 6.7 or any provision of statutory or common law, the Operating Agreement or any indemnification agreement between any Indemnified Individual and the Company otherwise entitling an Indemnified Individual to indemnification for any Action, in connection with any Action brought by (a) a Buyer Indemnitee against any Indemnified Individual (in such person's capacity as an Equityholder) pursuant to this Agreement or (b) any Equityholder against any Indemnified Individual. Each Equityholder hereby waives all rights to indemnification from the Company and Buyer under any provision of statutory or common law, the Operating Agreement or any indemnification agreement between any Indemnified Individual and the Company otherwise entitling an Indemnified Individual to indemnification for any Action, in connection with any Action brought by a Buyer Indemnitee against any Equityholder pursuant to this Agreement or by any Equityholder against any other Equityholder pursuant to this Agreement.

     6.8 Benefit Plans and Employment Agreements. The Company shall be responsible for providing the group health plan continuation coverage pursuant to Section 4980B of the Code, and sections 601 through 609 of ERISA for each qualified beneficiary currently receiving such continuation coverage, and each employee of the Company and their eligible dependents, and will cover such persons entitled to such coverage.

     6.9 Section 754 Election. The Company agrees to make a valid, timely and effective election under Section 754 of the Code for its short taxable year ending on the Closing Date and the Sellers agree not to take any action to cause such election to be revoked for any subsequent taxable period.

     6.10 Tax Matters.

          (a)  Definitions. For purposes of this Agreement:

          "Income Tax" shall mean any tax based on, measured by or determined with reference to net income.

          "Income Tax Return" shall mean any Tax Return that relates to Income Taxes.

          "Interim Period" shall mean any taxable period commencing prior to the Closing Date and ending after the Closing Date.

          "Pre-Closing Period" shall mean (i) any taxable period that begins before the Closing Date and ends on or before the Closing Date and (ii) the portion of any Interim Period through the Closing Date.

          "Post-Closing Period" shall mean (i) any taxable period that begins on the day after the Closing Date and (ii) the portion of any Interim Period commencing on the day after the Closing Date.

          "Tax" shall mean any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

          "Taxing Authority" shall mean any domestic or foreign governmental or regulatory authority responsible for the imposition of any Tax.

          "Tax Return" includes all reports, elections, declarations, claims for refund, estimates, information statements and returns (including any schedules and attachments thereto) relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any Taxing Authority or any other governmental or regulatory entity or agency.

          (b) Interim Periods. To appropriately apportion any Taxes relating to a taxable period that includes (but that would not, but for this Agreement, close on) the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant Taxing Authority to treat for all purposes the Closing Date as the last day of a taxable period of the Company and Newco, and such taxable period shall be treated as a short taxable year and a Pre-Closing Period for all purposes of this Agreement. In any case where applicable law does not permit the Company or Newco to treat the Closing Date as the last day of a taxable year or period, then for all purposes of this Agreement, the portion of each such Tax that is attributable to the operations of the Company or Newco, as the case may be, for the applicable Pre-Closing Period portion of such Interim Period shall be (i) in the case of a Tax that is not based on income or gross receipts, the total amount of such Tax for the entire taxable period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period portion of such Interim Period, and the denominator of which is the total number of days in the Interim Period, and (ii) in the case of a Tax that is based on income or gross receipts, the Tax, that would be due with respect to the Pre-Closing Period portion of such Interim Period using the interim closing of the books method.

          (c)  Preparation and Filing of Tax Returns and Payment of Taxes.

               (i) The Newco Shareholders shall pay and be liable for all Taxes owed by Newco for all periods up to and including the Closing Date except to the extent such Taxes are deducted from the portion of the Purchase Price payable to the Newco Shareholders or paid to Buyer following the Closing Date pursuant to Section 2.6. The

     Newco Shareholders shall prepare and file (or cause to be prepared and filed) Newco's federal and state Income Tax Returns for calendar year 2000 and for Newco's short taxable period beginning on January 1, 2001 and ending on the Closing Date, which Tax Returns shall be prepared in a manner consistent with past practice except where otherwise required by law. The Newco Shareholders shall permit Buyer to review and comment on each such Tax Return prior to its filing. The Newco Shareholders shall reimburse Buyer for Taxes of Newco with respect to such Tax Returns within fifteen
     (15) days of payment by Buyer or payment by Newco after the Closing Date of such Taxes except to the extent such Taxes are deducted from the portion of the Purchase Price payable to the Newco Shareholder or paid to Buyer following the Closing Date pursuant to Section 2.6.

               (ii) The Equityholders shall pay and be liable for all Taxes owed by the Company for all periods up to and including the Closing Date except to the extent such Taxes are reflected in the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Statement of Tangible Net Book Value. The Equityholder Representative shall prepare and file (or cause to be prepared and filed) the Company's federal and state Income Tax Returns for calendar year 2000 and the Company's federal and state Income Tax Returns for the Company's short taxable period beginning on January 1, 2001 and ending on the Closing Date, which Tax Returns shall be prepared in a manner consistent with past practice except where otherwise required by law. The Equityholder Representative shall permit Buyer to review and comment on such federal and state Income Tax Returns it prepares and files (or causes to be prepared and filed) prior to each filing; provided, Buyer (and not the Equityholder Representative or any Equityholder) shall determine any valuations, allocations, calculations, determinations, information and other reporting and filings related to any adjustment to the basis of Company property under Section 754 of the Code and any corresponding provisions under any relevant state, local and foreign law, subject only to the reasonable consent of the Equityholder Representative which shall not be unreasonably withheld or delayed. The Equityholders shall reimburse Buyer for Taxes of the Company with respect to such Tax Returns within fifteen (15) days of payment by Buyer or payment by the Company after the Closing Date of such Taxes except to the extent such Taxes are reflected in the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Statement of Tangible Net Book Value.

               (iii) Buyer shall prepare and file (or cause to be prepared and filed) all Tax Returns other than those covered by Section 6.10(g) or by subparagraphs (i) and (ii) in this section 6.10(c) above that are filed after the Closing Date. Buyer shall permit the Equityholder Representative to review and comment on any Tax Returns it prepares and files (or causes to be prepared and filed) that includes a Pre-Closing Period prior to each filing, which Tax Returns shall be prepared in a manner consistent with past practices, except where otherwise required by law. The Equityholders shall reimburse Buyer for Taxes of the Company with respect to any Pre-Closing Periods within fifteen (15) days of payment by Buyer or payment by the Company after the Closing Date of such Taxes except to the extent such Taxes are reflected in the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Statement of Tangible Net Book Value. The Newco Shareholders shall reimburse Buyer for Taxes of Newco with respect to any Pre-Closing Periods within fifteen (15) days of payment by Buyer or payment by Newco after the Closing Date except to the extent such Taxes are deducted from the portion of the Purchase Price payable to the Newco Shareholders or paid to Buyer following the Closing Date pursuant to Section 2.6.

          (d)  Contest Rights.

               (i) Newco Shareholders' Contest Rights. Newco Shareholders shall have the sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding (a "Tax Proceeding") to the extent that such Tax Proceeding involves any Tax Return of Newco involving any taxable period that both begins before and ends on or before the Closing Date; provided, however, that Newco Shareholders shall not settle, compromise or make any other agreements with respect to any such audit, examination, investigation, hearing or other proceeding if such action would adversely affect the Tax liability of Buyer or Newco in any Post-Closing Period (including, but not limited to, the imposition of Tax deficiencies, the reduction of asset basis or cost recovery adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards), without the prior written consent of Buyer which shall not be unreasonably withheld or delayed.

               (ii) Members' Contest Rights. The Equityholder Representative shall have the sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any Tax Proceeding to the extent that such Tax Proceeding involves any Tax Return of the Company involving any taxable period that both begins before and ends on or before the Closing Date; provided, however, that the Equityholder Representative shall not settle, compromise or make any other agreements with respect to any such audit, examination, investigation, hearing or other proceeding if such action would adversely affect the Tax liability of Buyer or the Company in any Post-Closing Period (including, but not limited to, the imposition of Tax deficiencies, the reduction of asset basis or cost recovery adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards), without the prior written consent of Buyer which shall not be unreasonably withheld or delayed.

               (iii)  Buyer's Contest Rights. Except as expressly provided in
     Section 6.10(d)(i) and (ii) and 6.10(g), Buyer shall have the sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the Company and Newco; provided, however, that Buyer shall not settle, compromise or make any other agreements with respect to any such audit, examination, investigation, hearing or other proceeding if such action would adversely affect the Tax liability of Newco or the Company in any Pre-Closing Period (including, but not limited to, the imposition of Tax deficiencies, the reduction of asset basis or cost recovery adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards), without the prior written consent of the Equityholder Representative or the Newco Shareholders, as the case may be, which consent shall not be unreasonably withheld or delayed.

          (e) Notification Requirements. Buyer shall promptly forward to the Newco Shareholders or the Equityholder Representative, as the case may be, all written notifications and other written communications from any Taxing Authority received by Buyer or the Company or Newco relating to any Pre-Closing Period with respect to Newco or the Company. After the Closing Date, the Newco Shareholders and the Equityholder Representative shall promptly forward to Buyer all written notifications and other written communications from any Taxing Authority received by any Newco Shareholder or any Selling Member related to Newco or the Company.

          (f) Tax Cooperation. After the Closing Date, Buyer, the Company, Newco, the Newco Shareholders, the Equityholder Representative and the Selling Members shall each at their own expense cooperate with, and make available to, each other such Tax data and other information as may be reasonably required in connection with (i) the preparation or filing of any Tax Return, election, consent or certification, or any claim for refund, (ii) any determinations of liability for Taxes, or (iii) any audit, examination or other proceeding with respect to Taxes ("Tax Data"). Such cooperation shall include, without limitation, making their respective employees and independent auditors or accountants reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing Tax Data.

          (g) Amended Tax Returns. Neither Buyer, Newco nor the Company nor any Affiliate of Buyer shall file any amended Tax Return with respect to any Pre-Closing Period unless (1) Buyer determines in its reasonable discretion that an amendment is required by Law; or (2) Buyer obtains the prior written consent of the Equityholder Representative if the amended Tax Return relates to the Company and Buyer obtains the prior written consent of the Newco Shareholders if the amended Tax Return relates to Newco, which consent of the Newco Shareholders or the Equity Representative shall not be unreasonably withheld or delayed. The Equityholders shall be entitled to all refunds of any Taxes of the Company with respect to Pre-Closing Periods to the extent that such refunds are not reflected in the Statement of Tangible Net Book Value, and the Newco Shareholders shall be entitled to all refunds of any Taxes of Newco with respect to Pre-Closing Periods, in each case net of all reasonable out-of-pocket attorneys' and accountants' fees and other reasonable out-of-pocket costs and expenses incurred by the Company, Buyer and Newco in connection therewith. If the Equityholder Representative elects to make a claim for refund with respect to any Pre-Closing Period, Buyer, the Company and any Affiliate thereof shall cooperate fully in connection therewith and if the Newco Shareholders elect to make a claim for refund with respect to any Pre-Closing Period, Buyer, Newco and any Affiliate thereof shall cooperate fully in connection therewith; provided, however, that no such claim for refund shall be made without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed) if it would adversely impact the Tax liability of the Buyer, Newco or the Company in any Post-Closing Period. Subject to the foregoing, the parties agree that the Newco Shareholders shall be permitted to carry back any loss of Newco that arises in a Pre-Closing Period

          (h) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Newco Shareholders and the Selling Members, on the one hand, and Buyer, on the other hand, and the Newco Shareholders and the Selling Members will, file all necessary Tax Returns and other documentation with respect to any such Taxes with the expenses of any such filing borne equally by the Equityholders, on the one hand, and Buyer, on the other hand, and, if required by applicable law, Buyer will, and will cause the Company or Newco, as the case may be, to join in the execution of any such Tax Returns and other documentation.

     6.11 Operating Agreement Consent and Waiver. Each of the Members and the Company hereby consent to all of the transactions contemplated hereby and hereby waive any provision of the Operating Agreement (including, without limitation, each Member's right of first refusal contained therein) to the full extent necessary to permit the consummation of the transactions contemplated hereby without further action of the Company or the Members under the Operating Agreement.

     6.12 Employment Agreements. Concurrently herewith, each of the Optionholders shall execute and deliver to the Company an Employment Agreement in the form attached hereto as Exhibit F.

     6.13 Noncompetition and Nonsolicitation Agreements. Concurrently herewith,
(a) each of the Optionholders shall execute and deliver to the Company the Covenant Not to Compete and Confidentiality Agreement in the form attached hereto as Exhibit G-1, (b) each of Jon B. Kutler, John T. Chain and Anthony Pritzker shall execute and deliver the Covenant Not to Solicit Employees and Confidentiality Agreement in the form attached hereto as Exhibit G-2, and (c) each of the Newco Shareholders named therein shall execute and deliver the Covenant Not to Solicit Employees and Confidentiality Agreement in the form attached hereto as Exhibit G-3.

     6.14 Consent of Spouse. On or prior to the Closing, each spouse of any Equityholder shall execute and deliver a Consent of Spouse in the form attached hereto as Exhibit M.

     6.15 Additional Newco Signatories. Carlyle Partners II, L.P. shall use its best efforts to cause Northrop Employee Benefit Master Trust and the Northern Trust Company, as Trustee of the Gannett Retirement Plan Master Trust, to execute and deliver this Agreement as soon as practicable after the date of this Agreement.

     6.16 Alcoa Letter. The Company shall use commercially reasonable efforts to obtain from Alcoa the Alcoa Letter in the form attached hereto as Exhibit O.

     VII. CONDITIONS TO OBLIGATIONS OF BUYER.

     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of each of the following conditions by the

Company, the Sellers and Newco on or before the Closing Date, unless waived by Buyer in writing:

     7.1 Legality of Closing. The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect.

     7.2  Continuation and Truth of Representations and Warranties.

          (a) The representations and warranties of the Company and the Sellers contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be true and correct in all material respects (other than such representations and warranties that are qualified by a materiality standard, which representations and warranties shall be true and correct, in all respects) on and as of the Closing Date, subject to Section 11.5, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for the representation and warranty made in Section 4.25(a), which is made only as of the date hereof, and except for any other representations or warranties that are made only as of a specified date other than the Closing Date, which shall be true and correct as of such specific date in all material respects (other than representations and warranties that are qualified by a materiality standard, which shall be true and correct, in all respects)); and the Company (with respect to the representations and warranties in Article IV only) and each of the Sellers (with respect to the representations and warranties of such Seller in Article III only) shall have delivered to Buyer a certificate or certificates (collectively, the "Seller Closing Certificates"), signed by each Seller who is a natural person or by a duly authorized officer or attorney-in-fact (in the case of the Company and each Seller that is other than a natural person), to the foregoing effect and, with respect to the Seller Closing Certificate signed by the Company, to the effect that, to the knowledge of the Company, except as set forth in an exception schedule to such Seller Closing Certificate delivered pursuant to Section 7.2(b), since the date of the Reference Balance Sheet there has not been any adverse change in the assets, liabilities (whether absolute, accrued, contingent, or otherwise), condition (financial or otherwise), results of operations or business of the Company not reflected in the Financial Statements and that has resulted in a loss to the Company of more than $150,000.

          (b) Notwithstanding the foregoing subparagraph (a), if at any time after the date of this Agreement and prior to the Closing, an event or change affecting the Business or the Company shall have occurred or first become known to the Company (as "knowledge" is defined in Section 11.17) which causes any of the representations and warranties of the Company contained in this Agreement or in any certificate or document delivered or to be delivered on the Closing Date to Buyer pursuant hereto to be untrue or incorrect as of the Closing Date, (i) the Company may disclose such event or change in reasonable detail, together with a reasonable estimate of the economic effect thereof on the Company or the Business, in an attachment to its Seller Closing Certificate and as an exception to the representations and warranties contained therein (referred to herein as a "Closing Exception"), (ii) the condition set forth in the preceding subparagraph
(a) shall be deemed to have been satisfied unless any such Closing Exception, either individually or in the aggregate with all other Closing Exceptions, constitute or could reasonably be expected to constitute a Substantial Adverse Effect, and (iii) the provisions of Section 10.1(b)(vi) and, if applicable,
Section 10.1(b)(vii) shall apply to such Closing Exception.

     7.3 Fulfillment of Covenants. The Company, the Sellers and Newco shall have performed in all material respects all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by them prior to the Closing Date; and the Seller Closing Certificates of the Company and each of the Sellers shall contain a certification to the foregoing effect.

     7.4 Certified Resolutions. Buyer shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, as applicable, of the resolutions duly and validly adopted by the Board of Managers of the Company, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Buyer also shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary, as applicable, of each of Quarterdeck Investment Partners, Inc., Composite Corp. and Newco, respectively, of the resolutions duly and validly adopted by the Board of Directors of each, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     7.5  Documents.

          (a) All documents and instruments of transfer delivered to Buyer at the Closing shall be in form and substance reasonably satisfactory to Buyer and its counsel, and shall be legally sufficient to consummate the transactions contemplated hereby.

          (b) Buyer shall have received a copy of (i) the Certificate of Formation, as amended, of the Company, certified by the secretary of state of the State of Delaware, as of a date not unreasonably prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Formation (or similar document) since such date, (ii) the Operating Agreement (or similar organizational document) of the Company, certified by the Secretary or Assistant Secretary of the Company, (iii) the Certificate of Incorporation, as amended, of Newco, certified by the secretary of state of the State of Delaware, as of a date not unreasonably prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of Newco, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, (iv) the Bylaws of Newco, certified by the Secretary or Assistant Secretary of Newco, and
(v) the corporate minute book and stock ledger of Newco.

          (c) Buyer shall have received good standing certificates for the Company and Newco from the secretary of state of the State of Delaware and from the secretary of state in each other jurisdiction in which the Company or Newco, respectively, is qualified to do business as a foreign corporation, in each case dated as of a date not unreasonably prior to the Closing Date.

          (d) Buyer shall have received a termination or release of any financing statement evidencing the pledge of Units by the Sellers to First Source Financial to secure certain prior debt of the Company, or other reasonable evidence of the satisfaction in full of such debt.

     7.6 Opinion of Counsel to the Company. Buyer shall have been furnished with an opinion of Gibson, Dunn & Crutcher LLP, dated as of the Closing Date, covering the matters set forth on Exhibit H hereto.

     7.7 Opinion of Counsel to Newco. Buyer shall have been furnished with an opinion of Latham & Watkins LLP, dated as of the Closing Date, covering the matters set forth on Exhibit I hereto.

     7.8 Consents and Approvals. The consent and approval of the Boeing Company, a Delaware corporation, shall have been obtained in accordance with
Section 28.3 of the General Terms Agreement referred to in Section 4.14(b) of the Disclosure Schedule, and the waiting periods under the HSR Act applicable to the transactions contemplated hereby, if any, shall have expired or otherwise been terminated.

     7.9 No Substantial Adverse Effect. During the period from the date of the Reference Balance Sheet to the Closing Date, no circumstance, change in, or effect on the Business or the Company (other than any circumstance, change in, or effect on the Business or the Company specifically disclosed in the Disclosure Schedule) shall have occurred which, individually or in the aggregate with all other such circumstances, changes in or effects on the Business or the Company, is reasonably expected to constitute a Substantial Adverse Effect.

     7.10 Employment Agreements. Buyer shall have received the Employment Agreements, duly executed by each of the Optionholders in the form attached hereto as Exhibit F.

     7.11 Noncompetition and Nonsolicitation Agreements. Buyer shall have received (i) the Covenant Not to Compete and Confidentiality Agreements in the form attached hereto as Exhibit G-1, duly executed by each of the Optionholders,
(ii) the Covenant Not to Solicit Employees and Confidentiality Agreements in the form attached hereto as Exhibit G-2, duly executed by each of Jon B. Kutler, John T. Chain and Anthony Pritzker, and (iii) the Covenant Not to Solicit Employees and Confidentiality Agreements in the form attached hereto as Exhibit G-3, duly executed by each of the Newco Shareholders named therein.

     7.12 Execution by Other Newco Shareholders. Each of the Northrop Employee Benefit Master Trust and the Northern Trust Company, as Trustee of the Gannett Retirement Plan Master Trust, shall have executed and delivered this Agreement.

     VIII. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLERS.

     The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of each of the following conditions by Buyer on or before the Closing Date, unless waived by the Company and the Sellers in writing:

     8.1 Legality of Closing. The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect.

     8.2 Continuation and Truth of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to the Company and the Sellers pursuant hereto shall be true and correct in all material respects (other than such representations and warranties that are qualified by a materiality standard, which representations and warranties shall be true and correct, in all respects) on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for any such representations or warranties that are made only as of a specified date other than the Closing Date, which shall be true and correct as of such specific date in all material respects (other than representations and warranties that are qualified by a materiality standard, which shall be true and correct, in all respects)); and Buyer shall have delivered to the Company and Sellers a certificate to the foregoing effect (the "Buyer Closing Certificate"), signed by a duly authorized officer of Buyer.

     8.3 Fulfillment of Covenants. Buyer shall have performed in all material respects all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it prior to the Closing Date; and the Buyer Closing Certificate shall contain a certification to the foregoing effect.

     8.4 Certified Resolutions. The Company and the Sellers shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     8.5  Documents.

          (a) All documents and instruments of transfer delivered to Buyer at the Closing shall be in form and substance reasonably satisfactory to the Sellers and their counsel, and shall be legally sufficient to consummate the transactions contemplated hereby.

          (b) Sellers shall have received a copy of (i) the certificate of incorporation or other charter document, as amended, of Buyer, certified by the secretary of state of the State of Delaware, as of a date not unreasonably prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such certificate or charter (or similar document) since such date, and (ii) the bylaws (or similar organizational document) of Buyer, certified by the Secretary or Assistant Secretary of the Company.

          (c) Sellers shall have received good standing certificates for Buyer from the secretary of state of the State of Delaware and from the secretary of state in California and any other state in which Buyer's principal offices are located, in each case dated as of a date not unreasonably prior to the Closing Date.

     8.6 Opinion of Counsel to Buyer. The Equityholders named on Exhibit J hereto shall have been furnished with an opinion of counsel for Buyer, O'Melveny & Myers LLP, dated as of the Closing Date, covering the matters set forth on Exhibit J hereto.

     8.7  Consents and Approvals. The consents and approvals disclosed in
Section 4.14(a) and (b) of the Disclosure Schedule shall have been obtained and the waiting periods under the HSR Act applicable to the transactions contemplated hereby shall have expired or otherwise been terminated.

     IX.  TERMINATION; EFFECT OF TERMINATION.

     9.1 Termination. Notwithstanding anything to the contrary set forth herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a)  By mutual written consent of the Sellers and Buyer.

          (b) Subject to Section 9.2 hereof, by Buyer, on the one hand, or the Sellers, on the other hand, if the transactions contemplated hereby are not consummated on or before the thirtieth day after the date hereof (the "Termination Date"); provided, however, (i) that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date, and (ii) that if, upon the Termination Date the HSR Act waiting period shall not have expired or been terminated, any party hereto may extend the Termination Date for not more than 30 days.

          (c) Subject to Section 9.2 hereof, by Buyer, on the one hand, or the Sellers, on the other hand, in the event that any Governmental Authority shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order shall have become final and nonappealable.

          (d)  By Buyer if:

               (i) at any time during the period from the date of the Reference Balance Sheet and prior to the Closing Date, a circumstance, change in, or effect on the Business or the Company (other than any circumstance, change in, or effect on the Business or the Company specifically disclosed in the Disclosure Schedule) shall have occurred or first become known to the Company (as "knowledge" is defined in Section 11.17) which, individually or in the aggregate with all other such circumstances, changes in or effects on the Business or the Company, constitutes or is reasonably expected to constitute a Substantial Adverse Effect, provided, however, that if the Company delivers a written notice specifically referencing this Section 9.1(d)(i), in reasonable detail together with a reasonable estimate of the economic effect thereof on the Company or the Business, of a circumstance, change in or effect on the Business or the Company that constitutes or is reasonably expected to constitute a Substantial Adverse

Effect, Buyer shall within 10 days after such delivery elect by written notice to the Company and the Equityholders to either terminate this Agreement (and if Buyer fails to so elect within such 10 day period, Buyer shall be deemed to have elected to terminate this Agreement) or continue this Agreement, and if Buyer so elects to continue this Agreement, then (A) Buyer shall not thereafter have the right to terminate this Agreement as a result of such circumstance, change in, or effect on the Business or the Company which has been specifically disclosed in such notice sent by the Company to Buyer, (B) the conditions set forth in Sections 7.2, 7.3 and 7.9 shall be deemed waived as to such circumstance, change in or effect on the Business or the Company which has been specifically disclosed in such notice, and (C) the provisions of Section 10.1(b)(vii) shall apply to such circumstance, change or effect;

               (ii) subject to any waiver under Section 9.1(d)(i) above, any representation or warranty of the Sellers or the Company contained in this Agreement shall not have been true and correct when made, such misrepresentation or breach of warranty remains uncured 10 days after written notice thereof to the Company and such misrepresentation or breach, when taken together with all other misrepresentations and breaches of warranty, would give Buyer grounds not to close under Section 7.2 hereof; or

               (iii) subject to any waiver under Section 9.1(d)(i) above, the Company or any Equityholder shall not have complied, in all material respects, with any covenant or agreement to be complied with by it and contained in this Agreement, such non-compliance shall not have been cured, in all material respects, within 10 days after written notice thereof to the Company or such Equityholder, as the case may be, and such non-compliance, when taken together with all other instances of non-compliance would give Buyer grounds not to close under Section 7.3 hereof; provided that, if any 10-day period described in this
Section 9.1(d) commences within 5 days before the then-effective Termination Date provided under Section 9.1(b), then by notice to Buyer the Company may (except in the case of any willful misrepresentation or breach by the Company or any of the Equityholders) extend the then-effective Termination Date provided under Section 9.1(b) by 5 days.

          (e) By the Sellers if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of Buyer contained in this Agreement shall not have been true and correct when made, and such misrepresentation or breach of warranty remains uncured 10 days after written notice thereof to Buyer and such misrepresentation or breach, when taken together with all other misrepresentations and breaches of warranty, would give Sellers grounds not to close under Section 8.2 hereof, or (ii) Buyer shall not have complied, in all material respects, with any covenant or agreement to be complied with by it and contained in this Agreement, and such non-compliance shall not have been cured, in all material respects, within 10 days after written notice thereof to Buyer and such non-compliance, when taken together with all other instances of non-compliance would give the Sellers grounds not to close under Section 8.3; provided that, if any 10-day period described in this
Section 9.1(e) commences within 5 days before the then effective Termination Date provided under Section 9.1(b), then by notice to the Company Buyer may (except in the case of willful misrepresentation or breach by Buyer) extend the then effective Termination Date provided under Section 9.1(b) by 5 days.

     9.2  Effect of Termination.

          (a) If this Agreement is terminated pursuant to Section 9.1, this Agreement shall forthwith become void and of no further force and effect, provided, that in Sections 4.31 (with respect to Selling Members' and Newco Shareholders' obligation to pay the fees of Quarterdeck Investment Partners, Inc.), 5.5 (with respect to Buyer's obligations to pay any such broker's or finder's fees), 6.4, 9.2, 11.3, 11.6, 11.13, 11.14, 11.15, 11.16 and 11.18 shall survive such termination, and none of the parties hereto (nor any of their respective Affiliates, directors, managers, shareholders, members, officers, employees, agents, consultants, attorneys-in-fact or other representatives or any Affiliate, director, manager, officer, stockholder, member, partner (limited or general), employees, agents, consultants, attorneys-in-fact or other representatives thereof) shall have any liability in respect of such termination; provided, however, that nothing in this Section 9.2(a) shall relieve either party from liability for any willful or intentional breach of this Agreement.

          (b) If this Agreement is terminated pursuant to Section 9.1, the parties agree that all provisions of the Confidentiality Agreement shall remain in full force and effect and each party shall comply with its obligations thereunder and each of the Company and Buyer agrees that it shall be bound by the terms thereof as if it were a signatory thereto.

     X.   INDEMNIFICATION.

     10.1 Agreement to Indemnify.

          (a) Subject to the limitations provided in this Article X, each Equityholder shall indemnify, hold harmless and defend the Buyer and its Affiliates, including, after the Closing, the Company and Newco and their respective directors, officers and employees (other than any person who was a member of the Board of Managers, officer or employee of the Company on or prior to the Closing Date), (collectively, the "Buyer Indemnitees"), in respect of any and all Damages reasonably incurred by any Buyer Indemnitee as a result of: (i) any breach of any representation or warranty made by such Equityholder in
Article III hereof or in any certificate delivered pursuant to this Agreement; and (ii) any breach of any covenant, agreement or obligation of such Equityholder contained in this Agreement or any other instrument executed and delivered by such Equityholder pursuant to this Agreement; provided, however, that in the event two or more Equityholders are responsible for any such breach under this clause (ii), each of the responsible Equityholders shall indemnify, hold harmless and defend the Buyer Indemnitees in respect of such Damages pro rata according to the ratio of such Equityholder's Pro Rata Portion set forth in Exhibit C-1 or C-2 to the sum of the Pro Rata Portions of all of such responsible Equityholders. Notwithstanding the foregoing or any other provision contained herein, all liabilities or obligations of the Equityholders pursuant to this Agreement (or any other instrument executed and delivered by two or more Equityholders pursuant to this Agreement) shall be several and not joint and several, and in no event shall any Equityholder have any liability or obligation for the failure of any other Equityholder to perform such other Equityholder's obligations hereunder.

          (b) Subject to the limitations provided in this Article X, the Equityholders, in their respective Pro Rata Portions, shall, as principal obligors and not as guarantors or sureties, on a several and not joint and several basis, indemnify, hold harmless and defend the Buyer Indemnitees in respect of any and all Damages reasonably incurred by any Buyer Indemnitee as a result of:

               (i) any breach of any representation or warranty made by the Company in this Agreement;

               (ii) any breach of any representation or warranty made by the Company or any of the Equityholders to Buyer contained in any certificate delivered by the Company to Buyer pursuant to this Agreement;

               (iii) any breach of any covenant, agreement or obligation of the Company required to be performed prior to the Closing contained in this Agreement or any other instrument executed and delivered by the Company pursuant to this Agreement;

               (iv) any of the following: (A) any violation of Environmental Law by the Company from January 8, 1997 through the Closing Date, (B) any failure by the Company to have obtained, and be in compliance with, all Permits, licenses, and other authorizations under applicable Environmental Law which are required in connection with the business and operation of the Company from January 8, 1997 through the Closing Date, (C) any Release of any Hazardous Substance on, in, under or from any Real Property, or any other property owned, leased, occupied or operated by the Company, from January 8, 1997 through the Closing Date, (D) any Liabilities arising under Environmental Law as a result of the Company's conduct or operations from January 8, 1997 through the Closing Date, and (E) any breach of any representation or warranty set forth in Section 4.11, or any of the matters described in Sections 4.11(a), 4.11(b), 4.11(c), 4.11(d) or 4.11(e) of the
     Disclosure Schedule (paragraphs (A) - (E) are collectively referred to herein as "Environmental Indemnity Claims"). For purposes of this Section 10.1(b)(iv), the term "Environmental Law" shall include the definition in
     Section 1.1, and shall also include common law relating to the environment, workplace exposure or worker exposure, or any Hazardous Substance, including the use, handling or disposal or Release of any Hazardous Substance. Buyer hereby releases the Company, the Equityholders and any other Equityholder Indemnitees, and the Company hereby releases the Equityholders and any other Equityholder Indemnitees from any and all claims of every nature and kind whatsoever based on any actual or alleged Release of any Hazardous Substance prior to January 8, 1997, any violation of Environmental Laws prior to January 8, 1997 or any failure of the Company to have obtained, or be in compliance with, all Permits, licenses, and other authorizations under applicable Environmental Law which were required in connection with the business and operations of the Company prior to January 8, 1997, except to the extent that such claims are made under this Agreement and arise from a breach of any representation or warranty of the Company contained in Article IV of this Agreement. Such release shall be deemed to release all claims which are described in the immediately preceding sentence, known or unknown, suspected or unsuspected. In connection with such release, Buyer hereby expressly waives any rights under Section 1542 of the California Civil Code, which reads in full as follows:

               Section 1542. General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Cal. Civ. Code Section 1542.

               Buyer agrees that its sole recourse from the Equityholders, if any, with respect to the actual or alleged Release of Hazardous Substances on, under or from any Real Property or any violation of Environmental Laws by the Company shall be indemnification under this Section 10.1(b)(iv);

               (v) any Tax liability of the Company (which is not reflected in the reserve for Tax liability on the face of the Statement of Tangible Net Book Value (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income)) for any Pre-Closing Period;

               (vi) any Closing Exceptions that are not Noticed Events (as defined below) and any additions or modifications to the Disclosure Schedule that are delivered in accordance with Section 11.5 and are not Noticed Events; and

               (vii) any circumstance, event or change in the Company or the Business (which may or may not also be a Closing Exception) that is described in a notice delivered by the Company pursuant to Section 9.1(d)(i) of this Agreement (each such circumstance, event or change, a "Noticed Event"), but only to the extent that the Damages arising from all Noticed Events in the aggregate are equal to or less than $2,000,000, it being understood that Damages arising from Noticed Events in excess of $2,000,000 arising therefrom are not subject to indemnification.

          (c) Subject to the limitations provided in this Article X, the Newco Shareholders, pro rata according to their respective Newco Shareholder Percentage Interests as set forth in Exhibit A attached hereto, shall, as principal obligors and not as guarantors or sureties, on a several and not joint and several basis, indemnify, hold harmless and defend the Buyer Indemnitees in respect of any and all Damages reasonably incurred by any Buyer Indemnitee as a result of any Tax liability for any Pre-Closing Period (computed without offset for the carryback of any Post-Closing Period losses) which has not been (i) reflected on the Closing Date as a decrease to the Purchase Price under Section
2.6 of this Agreement or (ii) paid to Buyer following the Closing Date pursuant to Section 2.6 or Section 6.10(c) of this Agreement.

          (d) Notwithstanding any contrary provision of this Agreement or any certificate, agreement or other document, no Equityholder shall have any obligation under this Section 10.1 (other than Basket Excluded Claims) unless and until the aggregate amount of Damages incurred for which Buyer Indemnitees are entitled to be indemnified under this Section 10.1 (other than Basket Excluded Claims) exceeds an amount equal to $1,000,000 (the "Basket Amount"), whereupon each Equityholder shall be liable severally but not jointly to indemnify the Buyer Indemnitees for such Equityholder's Pro Rata Portion of all amounts of Damages over such Basket Amount (subject to the maximum amounts set forth in Sections 10.2(a) and (b)). As used herein, "Basket Excluded Claims" shall mean any claims based upon a breach of any of the representations and warranties set forth in Sections 3.1, 3.2, 4.1, 4.2, 4.3, 4.16 and 4.19, the breach of any covenant which by its terms is required to be performed after the Closing, any adjustment to the Purchase Price pursuant to Section 2.5 or 2.6 or any claim for indemnification arising under Section 10.1(b)(v), 10.1(b)(vii) or 10.1(c) above.

          (e) Subject to the limitations provided in this Article X, the Buyer shall indemnify, hold harmless and defend the Equityholders and their respective Affiliates (collectively, the "Equityholder Indemnitees") in respect of any and all Damages reasonably and proximately incurred by any Equityholder Indemnitee as a result of (i) any breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement and (ii) any Liabilities of the Company arising as a result of the conduct or operation of the Company after the Closing other than those (A) directly arising as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by any Equityholder Indemnitee in this Agreement or (B) those with respect to which the Equityholders are obligated to indemnify the Buyer Indemnitees under Section 10.1(a), 10.1(b) or 10.1(c). Notwithstanding any contrary provision of this Agreement or any certificate, agreement or other document, the Buyer shall not have any obligation under this Section 10.1 with respect to the breach of any covenant which by its terms is required to be performed prior to the Closing unless and until the aggregate amount of Damages incurred for which Equityholder Indemnitees are entitled to be indemnified under this Section 10.1 exceeds an amount equal to $1,000,000.

          (f) Except as set forth in Sections 10.1(a), 10.1(b) and 10.1(c) with respect to the Equityholders and Section 10.1(e) with respect to the Buyer, no Person shall have any claim or cause of action as a result of any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of any Indemnifying Party referred to in this Section 10.1 against any Affiliate, director, manager, officer, stockholder, member, employee, agent, consultant, attorney-in-fact, financial advisor, counsel or other representative of such Indemnifying Party.

          (g) Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any of the Equityholders shall have any liability for indemnification or otherwise hereunder for any condition, circumstance, event or occurrence existing on or prior to the closing date under the Alcoa Agreement, including without limitation any matter within the scope of the indemnification obligations of Alcoa under the Alcoa Agreement which remain in effect on the Closing Date in accordance with Section 13.01 of the Alcoa Agreement. Buyer agrees that its sole recourse, if any, with respect to such matters shall be indemnification of the Company by Alcoa under the Alcoa Agreement. Buyer hereby releases the Company, the Equityholders and any other Equityholder Indemnitees from any and all claims based on any such conditions, circumstances, events or occurrences, and the Company hereby releases the Equityholders and any other Equityholder Indemnitees from any and all claims based on any such conditions, circumstances, events or occurrences of every nature and kind whatsoever, except to the extent that such claims are made under this Agreement and arise from either a breach of any representation or warranty of the Company contained in
Article IV of this Agreement or are subject to indemnification pursuant to
Section 10.1(a), 10.1(b) or 10.1(c).


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

Such release shall be deemed to release all claims which are described in this
Section 10.1(g), known or unknown, suspected or unsuspected. In connection with such release, Buyer and the Company hereby expressly waive any rights under
Section 1542 of the California Civil Code, which reads in full as follows:

               Section 1542. General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Cal. Civ. Code Section 1542.

          (h) Notwithstanding any provision of this Agreement to the contrary, to the extent any Newco Shareholder has any liability to any Buyer Indemnitee under this Section 10.1 which has not been satisfied by offset against the Seller Note executed in favor of such Newco Shareholder in accordance with
Section 10.8, such Buyer Indemnitee shall be entitled to recover such liability solely from Carlyle Partners II, L.P., who shall be liable for all remaining liabilities of the Newco Shareholders subject to the limitations set forth herein, and no other Newco Shareholder shall have any liability or obligation to any Buyer Indemnitee with respect to such remaining Liabilities to the extent Carlyle Partners II, L.P. has satisfied such liability to such Buyer Indemnitee.

     10.2 Limitation on Liability.

          (a) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE MAXIMUM AGGREGATE LIABILITY OF EACH EQUITYHOLDER TO THE BUYER INDEMNITEES PURSUANT TO SECTION 10.1 OR OTHERWISE UNDER THIS AGREEMENT, ANY DOCUMENT CONTEMPLATED HEREBY OR APPLICABLE LAW (INCLUDING BUT NOT LIMITED TO ALL CLAIMS WHICH ARE SUBJECT TO THE ADDITIONAL LIMITATION SET FORTH IN SECTION 10.2(c)) SHALL BE LIMITED TO (i) IN THE CASE OF EACH SELLING MEMBER OR OPTIONHOLDER, SUCH SELLING MEMBER'S OR OPTIONHOLDER'S RESPECTIVE PRO RATA PORTION OF AN AMOUNT EQUAL TO FIFTEEN PERCENT OF THE SUM OF THE PURCHASE PRICE AND THE AGGREGATE NET OPTION CONSIDERATION, EACH AS ADJUSTED PURSUANT TO SECTION 2.5, AND (ii) IN THE CASE OF EACH NEWCO SHAREHOLDER, THE AMOUNT THEN OUTSTANDING ON SUCH NEWCO SHAREHOLDER'S NEWCO NOTE; PROVIDED, HOWEVER, THAT ANY CLAIM SUBJECT TO THE LIMITATION SET FORTH IN SECTION 10.2(c) SHALL ALSO BE SUBJECT TO THE OVERALL LIMITATION SET FORTH IN THIS SECTION 10.2(a); AND PROVIDED FURTHER THAT UNCAPPED CLAIMS SHALL NOT BE SUBJECT TO THE LIMITATIONS SET FORTH IN THIS SECTION 10.2(a). FOR PURPOSES HEREOF, "UNCAPPED CLAIMS" SHALL MEAN (a) WITH RESPECT TO ALL SELLING MEMBERS AND OPTIONHOLDERS, CLAIMS IN RESPECT OF SECTION 4.19 OR 3.1, THE BREACH OF ANY COVENANTS REQUIRED TO BE PERFORMED AFTER THE CLOSING DATE (BUT SUCH BREACH OF COVENANTS DOES NOT INCLUDE ANY OBLIGATIONS UNDER ARTICLE X) OR ANY ADJUSTMENT TO THE


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

PURCHASE PRICE PURSUANT TO SECTION 2.5 OR ANY CLAIM FOR INDEMNIFICATION ARISING UNDER SECTION 10.1(b)(v); AND (b) WITH RESPECT TO THE NEWCO SHAREHOLDERS, CLAIMS IN RESPECT OF SECTIONS 3.2(a) - (e), 3.2(f)(x) AND 3.2(g), AND ANY ADJUSTMENT TO THE PURCHASE PRICE UNDER SECTION 2.5 OR 2.6.

          (b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE MAXIMUM AGGREGATE LIABILITY OF BUYER TO THE EQUITYHOLDER INDEMNITEES (COLLECTIVELY) PURSUANT TO SECTION 10.1 OR OTHERWISE UNDER THIS AGREEMENT, ANY DOCUMENT CONTEMPLATED HEREBY OR APPLICABLE LAW SHALL BE LIMITED TO AN AMOUNT EQUAL TO FIFTEEN PERCENT OF THE PURCHASE PRICE AS ADJUSTED PURSUANT TO SECTION 2.5; PROVIDED, HOWEVER, THAT CLAIMS IN RESPECT OF THE BREACH OF ANY COVENANT REQUIRED TO BE PERFORMED AFTER THE CLOSING DATE (BUT SUCH BREACH OF COVENANTS DOES NOT INCLUDE ANY OBLIGATIONS UNDER ARTICLE X) OR ANY ADJUSTMENT TO THE PURCHASE PRICE PURSUANT TO SECTIONS 2.5 OR 2.6 SHALL NOT BE SUBJECT TO THE LIMITATIONS SET FORTH IN THIS SECTION 10.2(b).

          (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE MAXIMUM AGGREGATE LIABILITY OF EACH EQUITYHOLDER TO THE BUYER INDEMNITEES PURSUANT TO SECTION 10.1 OR OTHERWISE UNDER THIS AGREEMENT, ANY DOCUMENT CONTEMPLATED HEREBY OR APPLICABLE LAW FOR CLAIMS ARISING UNDER SECTION 10.1(b)(iv) OR SECTION 10.1(b)(i) (WITH RESPECT TO THE BREACH OF ANY REPRESENTATION OR WARRANTY IN SECTION 4.11 OR 4.23) OR OTHERWISE ARISING UNDER ANY ENVIRONMENTAL LAW OR ANY ENVIRONMENTAL CONDITION ON OR UNDER OR MIGRATING FROM THE REAL PROPERTY SHALL BE LIMITED TO SUCH EQUITYHOLDER'S RESPECTIVE PRO RATA PORTION OF $3,000,000; PROVIDED, HOWEVER, THAT ANY CLAIM SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 10.2(c) SHALL ALSO BE SUBJECT TO THE OVERALL LIMITATION SET FORTH IN SECTION 10.2(a) ABOVE.

          (d) THE SOLE RECOURSE OF THE BUYER INDEMNITEES FOR ANY DAMAGES, CLAIMS, CAUSES OF ACTION, ACTIONS, AND LIABILITIES ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OF THE DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING UNDER THIS AGREEMENT OR SUCH DOCUMENTS OR UNDER ANY OTHER LEGAL OR EQUITABLE THEORY WHATSOEVER, SHALL BE A CLAIM FOR INDEMNIFICATION IN THE MANNER SET FORTH HEREIN. NEITHER BUYER NOR ANY BUYER INDEMNITEE SHALL ASSERT ANY CLAIM AGAINST THE EQUITYHOLDERS OR ANY EQUITYHOLDER INDEMNITEE FOR ANY AMOUNT IN EXCESS OF EITHER OF THE INDEMNIFICATION LIMITS SET FORTH IN SECTION 10.2(a) OR
(c). NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN (INCLUDING, WITHOUT LIMITATION, SECTION 10.3 WITH REGARD TO THE APPLICABLE SURVIVAL PERIOD AND


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

THE OTHER LIMITATIONS SET FORTH IN THIS SECTION 10.2), THE SOLE RECOURSE OF THE BUYER INDEMNITEES AGAINST THE NEWCO SHAREHOLDERS FOR ALL CLAIMS OTHER THAN UNCAPPED CLAIMS SHALL BE OFFSET AGAINST PAYMENTS NOT YET MADE UNDER THE NEWCO NOTES PURSUANT TO SECTION 10.8. NEITHER BUYER NOR ANY BUYER INDEMNITEE SHALL ASSERT ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OF THE DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY AGAINST THE EQUITYHOLDERS OR ANY EQUITYHOLDER INDEMNITEE FOR ANY AMOUNT OTHER THAN A CLAIM FOR INDEMNIFICATION HEREUNDER. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT THE EQUITABLE REMEDIES AVAILABLE TO BUYER FOR BREACH OF THE EMPLOYMENT AGREEMENTS OR THE NON-COMPETITION AND NONSOLICITATION AGREEMENTS REFERENCED IN SECTIONS 7.10 AND 7.11 HEREOF.

          (e) Any amounts otherwise payable to an Indemnitee with respect to indemnification for Damages incurred by such Indemnitee shall be reduced by the proceeds of any insurance coverage related to such Damages actually collected by the Indemnitee. In the event that the Indemnifying Party has reimbursed the Indemnitee for such Damages, at the time of the receipt of any insurance proceeds as described in the preceding sentence, the Indemnitee shall pay to the Indemnifying Party such proceeds (if not previously paid). If the Indemnitee may be entitled, as a named or additional insured, to any such insurance proceeds but determines in good faith not to take action to obtain such proceeds, the Indemnitee shall give prompt notice thereof to the Indemnifying Party, and provided that the Indemnifying Party agrees to pay the Indemnitee for its reasonable attorneys' fees and out-of-pocket costs as incurred, the Indemnitee shall use its commercially reasonable efforts, including the commencement of legal proceedings, to take such action as is necessary in order to obtain any insurance proceeds that may be available as a result of any Damages hereunder; provided, however, that unless such action would prejudice the Indemnitee, the Indemnifying Party shall have the right to withdraw such agreement at any time and in such event the Indemnifying Party shall have no further liability for costs incurred thereafter by the Indemnitee. Any amount actually recovered through insurance in respect of Damages for which the Indemnitee has been indemnified shall be paid within 10 days upon receipt to the Indemnifying Party.

          (f) The parties' sole and exclusive remedy for pursuing claims under this Agreement with respect to the transactions contemplated hereby shall be the indemnification provided in this Article X. The remedies provided in this
Article X shall be the exclusive remedy for monetary damages (whether at law or in equity). Without limiting the foregoing, except for the representations and warranties by the parties set forth in this Agreement, none of the parties nor any of their respective Affiliates and none of their respective managers, officers, members, employees, agents, consultants, financial advisors, attorneys-in-fact, counsel or other representatives, shall have any liability or obligation to any other party in respect of any statement, representation, warranty or assurance of any kind made by any of them, their representatives or any other person, including but not limited to, any statements set forth in the Confidential Offering Memorandum dated June 2000 provided to Buyer or any statements made during any presentation by any employee or representative of any of the parties.

     10.3 Survival of Representations, Warranties and Covenants.

          (a) Except as hereinafter provided in this Section 10.3, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Equityholder Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, including any indemnification obligations hereunder, shall survive the Closing and shall expire on the first anniversary of the Closing Date, except that (i) covenants which by their terms are required to be performed after the Closing shall survive the Closing and shall not expire unless otherwise provided in this Agreement; (ii) Environmental Indemnity Claims shall survive the Closing and shall expire on the third anniversary of the Closing Date; (iii) claims arising under the representations and warranties in Sections 3.1, 3.2(a) - (e), 3.2(f)(x), 3.2(g), 4.1, 4.2, 4.3, 4.16 and 4.19 and
under Sections 10.1(b)(v) and 10.1(c) shall survive the Closing and shall expire ninety days after any claims made by a third party are barred by the applicable statute of limitations.

          (b) Notwithstanding anything herein to the contrary, the obligation of the Equityholders and the Buyer under this Article X to provide indemnification for claims for which notice has been duly given pursuant to
Section 10.4 hereof in good faith prior to the expiration of the representation, warranty, covenant, agreement or obligation upon which such claim is based shall not expire on the expiration of such representation, warranty, covenant, agreement or obligation, and claims for indemnification may be pursued, until the final resolution of such claim in accordance herewith.

     10.4 Claims for Indemnification. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article X in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Parties prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by Section 10.3(a), as the case may be, shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Parties to assert any reasonable defense to such claim.

     10.5 Defense of Claims.

          (a) If any third party shall notify any Indemnitee with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Indemnifying Party under this Article X, then the Indemnitee shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) The Indemnifying Party will have the right to assume and control the defense of the Third Party Claim, even with a reservation of rights by the Indemnifying Party, with counsel of its choice reasonably satisfactory to the Indemnitee at any time within 30 days after the Indemnitee has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; provided further that the Indemnitee may retain separate co-counsel and participate in, but not control, the defense of the Third Party Claim; provided further that the Indemnifying Party will keep the Indemnitee informed of all significant actions proposed to be taken in the defense of the Third Party Claim; and provided further that the Indemnifying Party will provide the Indemnitee with a quarterly budget for the attorneys' fees, consultants' fees and other costs and expenses of defending such Third Party Claim and copies of all statements or invoices in respect of such fees, costs and expenses. In assuming the defense of the Third Party Claim, the Indemnifying Party shall not be deemed to have waived its right to contest whether it is obligated to indemnify the Indemnitee in respect of such Third Party Claim, which rights shall be deemed reserved unless the Indemnifying Party otherwise agrees. In participating in the defense of the Third Party Claim, the Indemnitee shall not be deemed to have waived its right to contest the manner in which the Indemnifying Party defended the Third Party Claim. Each party shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with one another in the defense of any Third Party Claim. The fees and expenses of the Indemnifying Party and the Indemnitee in defending and participating in the defense of, respectively, the Third Party Claim, shall be allocated in accordance with the decision of an arbitrator in his or her discretion in an arbitration proceeding pursuant to Section 11.13.

          (c) The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (not to be withheld unreasonably) if the judgment or proposed settlement (1) imposes an injunction or other equitable relief (excluding purely monetary damages or relief) that would have a material adverse effect upon the Indemnitee, (2) would compel payment of money damages in excess of any of the monetary limits on indemnification by the Indemnifying Party contained in this Agreement; or (3) would reasonably be expected to have any res judicata or collateral estoppel effect that is materially adverse to the Indemnitee. The Indemnifying Party may consent to a judgment or proposed settlement three (3) Business Days after written notice to the Indemnitee, without the written consent of the Indemnitee provided that such judgment or proposed settlement (1) involves only a monetary payment (assuming such payment is less than any limits on the indemnification under this Article X) and (2) includes a general release of all claims by the third party who brought the claim against the Indemnitee.

          (d) If the Indemnifying Party does not conduct the defense of the Third Party Claim actively and diligently then the Indemnitee is entitled to assume and control the defense of the Third Party Claim by written notice to the Indemnifying Party. If the Indemnifying Party and the Indemnitee cannot agree whether or not the Indemnitee is entitled to assume and control the defense of the Third Party Claim under this paragraph, then the parties shall resolve such dispute through an Arbitration Proceeding pursuant to Section 11.13; provided, however, that the parties shall take all actions necessary to have a final arbitration decision rendered on this issue within 60 days of the Indemnitee's written notice; and provided, further, that the parties agree that the arbitrator shall accelerate the time periods for taking action under the terms set forth on Exhibit L in connection with the arbitration of this issue in order to ensure that a final arbitration decision can be rendered on this issue within 60 days of the Indemnitee's written notice.

          (e) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 10.5(b) above, then the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim without the consent of the Indemnifying Party, but must obtain the prior written consent of the Indemnifying Party (not to be unreasonably withheld) if the judgment or proposed settlement (1) imposes an injunction or other equitable relief (excluding purely monetary damages or relief) that would have a material adverse effect upon the Indemnifying Party, or (2) would reasonable be expected to have any res judicata or collateral estoppel effect that is materially adverse to the Indemnifying Party. In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with Section 10.5(b) above, then the Indemnitee may seek indemnification from the Indemnifying Party for all Damages (subject to all the limitations set forth herein), including the Indemnitee's costs of defense and any money judgment damages, as otherwise provided in this Agreement.

          (f) Notwithstanding anything in this Agreement to the contrary, to the extent the provisions of this Section 10.5 are inconsistent with Section 6.10, the provisions of Section 6.10 shall govern any defense of or contest related to a Tax claim.

     10.6  Subrogation. If the Indemnifying Party makes any payment under this
Article X in respect of any Damages, the Indemnifying Party shall be subrogated, to the extent of such payment, to the rights of the Indemnitee against any insurer or third party with respect to such Damages; provided, however, that the Indemnifying Party shall not have any rights of subrogation with respect to the other party hereto or any of its Affiliates or any of its or its Affiliates' officers, directors, agents or employees.

     10.7 Treatment of Indemnity Payments. All indemnity amounts satisfied under this Agreement shall be treated by the parties for all Tax purposes as adjustments to the Purchase Price.

     10.8 Manner of Indemnification. All indemnity amounts owing by any Equityholder to any Buyer Indemnitee shall be paid by offset against the then outstanding amount payable under the Equityholder Note issued to such Equityholder hereunder, with such offset amount being applied first to the outstanding interest and the balance to the next payment due of the outstanding principal of the Equityholder Note. No Buyer Indemnitee shall be entitled to any cash payment of any indemnity amount from any Equityholder unless and until the balance outstanding under the Equityholder Note issued to such Equityholder has been reduced by offset in accordance with this Section 10.8 or payment in accordance with the terms of the Equityholder Note to zero. Subject to the limitations above, any remaining indemnity amount payable by such Equityholder after reduction of the balance of such Equityholder Note to zero shall be paid in cash by such Equityholder within 30 days after written demand therefor by such Buyer Indemnitee.

     10.9 Waivers by Equityholders. For purposes of the indemnification obligations of the Equityholders pursuant to this Article X, the Equityholders hereby waive, for the benefit of the Buyer Indemnitees, (a) any right to require any Buyer Indemnitee, as a condition of performance of the Equityholders' obligations under this Article X, to proceed or pursue any remedy against the Company with respect to an indemnified claim, and (b) any defenses or benefits that may be derived from or afforded by any law relating to suretyship or guaranty if and to the extent that the Equityholders could be deemed guarantors or sureties of the Company's obligations or liabilities hereunder and such defenses or benefits would otherwise be deemed to limit the liability of the Equityholders for, or exonerate the Equityholders from, any indemnification obligation that the Equityholders would otherwise owe hereunder.

     XI.  MISCELLANEOUS.

     11.1 Assignability. This Agreement shall not be assignable by any party without the express written consent of Buyer or, as the case may be, the Company and the Equityholders Representative except for assignments to subsidiaries or Affiliates of the parties hereto, provided that any such assignment or assignments shall not relieve the assigning party of any obligation or liability under this Agreement.

     11.2 Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto.

     11.3 Notices. All notices or other communications required or permitted to be given hereunder shall be (as elected by the party giving such notice): (i) personally delivered against receipt to the party to whom it is to be given with copies to all others listed, or (ii) transmitted by postage prepaid certified mail, return receipt requested, as follows:

          (a)  If to the Company prior to Closing:

               Composite Structures, LLC
               801 Royal Oaks Drive
               Monrovia, California 91019
               Telecopier: (626) 305-3229
               Attn:  Chairman of the Board

               with a copy (which shall not constitute notice) to:

               Gibson, Dunn & Crutcher LLP
               2029 Century Park East
               Suite 4000
               Los Angeles, California  90067
               Telecopier:  (310) 551-8741
               Attn:  Russell C. Hansen, Esq.

               and

               Latham & Watkins
               555 Eleventh Street, NW
               Suite 1000
               Washington, DC  20004
               Telecopier: (202) 637-2201
               Attn:  David Dantzic, Esq.


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

          (b)  If to Buyer:

               111 West Ocean Boulevard
               Suite 900
               Long Beach, CA  90802
               Telecopier: (562) 624-0789
               Attn: James S. Heiser, Esq.
               Vice President, Chief Financial
               Officer and General Counsel

               with a copy (which shall not constitute notice) to:

               O'Melveny & Myers LLP
               610 Newport Center Drive, 17th floor
               Newport Beach, California 92660
               Telecopier: (949) 823-6994
               Attn: Thomas J. Leary, Esq.

          (c) If to any Member, Newco Shareholder or Optionholder, to the address set forth on Exhibit A or Exhibit B hereto, with a copy to the Equityholder Representative and a copy to each address set forth in Section 11.3(a) above.

All notices and other communications shall be deemed to have been duly given on
(i) the date of receipt if delivered personally, or (ii) the day of delivery as indicated on the return receipt if delivered by mail. Any party hereto may change its address for purposes hereof by notice to all other parties.

     11.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be the same instrument.

     11.5 Disclosure Schedule and Exhibits. The Disclosure Schedule and all Exhibits attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in the Disclosure Schedule or any Exhibits shall be deemed to refer to this entire Agreement, including the Disclosure Schedule and all Exhibits. Any item included in one section of the Disclosure Schedule shall be deemed included on each other section of the Disclosure Schedule, but only to the extent that the disclosure included in one section of the Disclosure Schedule, on its face, is sufficiently detailed to enable a reasonable person to understand the nature and magnitude of the matter being disclosed and its relevance to other sections of the Disclosure Schedule. After the execution hereof and prior to the Closing, the Company, as soon as practicable after such information becomes available to the Company, shall deliver to Buyer such additions or modifications to one or more sections of the Disclosure Schedule as may be necessary to make the information set forth therein true, accurate and complete; provided, however, that the Company may only make such additions or modifications to the extent the subject matter of such additions or modifications was not known to the Company on the date hereof (as "knowledge" is


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

defined in Section 11.17). Any such additions or modifications shall be deemed Closing Exceptions and shall be treated in the same manner as set forth in
Section 7.2(b).

     11.6 Governing Law. This Agreement shall in all respects be interpreted, construed, and governed by and in accordance with the laws of the State of California, disregarding any conflict of laws provisions which may require the application of the law of another jurisdiction.

     11.7 Headings. The headings and subheadings hereof are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     11.8 Amendment. This Agreement may be amended only in a writing signed by Buyer, the Company and the Equityholder Representative.

     11.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all previous agreements, understandings or discussions with respect to the subject matter hereof. Other than as specifically set forth herein, no representations or warranties as to the Company, the Business or otherwise have been made to Buyer by the Company or any of its Affiliates, managers, officers, members, employees, agents, consultants, financial advisors, attorneys-in-fact or other representatives.

     11.10 Waivers. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     11.11 Third-Party Rights. Except as set forth in Sections 6.7 and 6.8 and
Article X, the provisions of this Agreement are intended for the sole benefit of the Company and Buyer and, where the context so indicates, their respective subsidiaries and Affiliates, and shall not inure to the benefit of any other entity or Person (other than permitted assigns of the parties hereto) either as a third party beneficiary or otherwise.

     11.12 Severability. If and to the extent that any court of competent jurisdiction holds any provisions (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     11.13 Arbitration. Except to the extent another dispute resolution procedure is set forth in this Agreement, any controversy, claim or dispute between the parties hereto arising out of or related to this Agreement or the rights of the parties hereunder shall be resolved pursuant to an arbitration proceeding ("Arbitration Proceeding") on the terms set forth on Exhibit L.

     11.14 Meeting in the Event of Dispute. In the event of any dispute arising with respect to this Agreement, the Equityholder Representative and the chief executive officer of Buyer shall meet at the Company's Monrovia, California offices, within 15 days after a request by any party, to attempt to resolve such dispute. If the dispute is not resolved by the Equityholder Representative and the chief executive officer of Buyer within 15 days after such request, then either party may make a written demand for a mediation and specify therein the scope of the dispute. Within 30 days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one-day mediation, either party may begin an arbitration proceeding. Notwithstanding the foregoing, this Section 11.14 shall not apply to any dispute arising under Section 10.5(d).

     11.15 Attorneys' Fees. Should any arbitration or litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation, or the arbitrator in such arbitration, or in a separate action brought for that purpose.

     11.16 Expenses. Except as otherwise specifically provided herein, the parties hereto shall bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of counsel, actuaries and accountants; provided, however, that on or prior to the Closing Date, the Company may pay the fees and expenses of Gibson, Dunn & Crutcher LLP and any expenses incurred on behalf of the Equityholders generally, it being understood that such payment will have the effect of reducing Tangible Net Book Value on the Closing Date from the level that would otherwise prevail.

     11.17 Knowledge. Whenever used in this Agreement, "to the knowledge" of the Company shall be the actual knowledge of the Equityholders after reasonable inquiry of the individuals comprising the "Knowledge Inquiry Group" set forth on Exhibit K hereto.

     11.18 Equityholder Representative.

          (a) By execution hereof, each Equityholder appoints and designates Jon B. Kutler as its, his or her representative under this Agreement (hereafter referred to, in such capacity, together with any successor appointed pursuant to
Section 11.18(e), as the "Equityholder Representative"), with full power of substitution as such Equityholder's true and lawful agent and attorney-in-fact with full power and authority in such Equityholder's name, place and stead (i) to execute such documents and take such actions as such Equityholder Representative, in his sole discretion, deems necessary or advisable in connection with investigating or defending any claim for indemnification or any third party claim for which indemnification is sought hereunder, other than claims brought under Sections 3.1 and 3.2 hereof or claims with respect to any Liability of Newco for Taxes payable by Newco, including the execution of any settlement agreements and releases for and on behalf of the Equityholders, (ii) to execute such documents and take such actions as such Equityholder Representative, in his sole discretion, deems necessary or advisable in connection with the preparation of the Statement of Tangible Net Book Value and the resolution of any dispute relating thereto, (iii) to execute such documents and take such actions as such Equityholder Representative, in his sole discretion deems necessary or advisable in connection with carrying out the provisions of Section 6.10 hereof except with respect to Newco and Taxes payable by it, and (iv) to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments (including, without limitation, this Agreement and any amendments thereto) which the Equityholder Representative deems appropriate or necessary in the exercise of his authority above. By execution hereof, each Newco Shareholder other than Carlyle Partners

II, L.P. appoints and designates Carlyle Partners II, L.P., with full power of substitution as such Newco Shareholder's true and lawful agent and attorney-in-fact with full power and authority in such Newco Shareholder's name, place and stead to: (A) negotiate, determine and settle all matters arising under this Agreement or in connection with any document related hereto, including without limitation any action required or permitted to be taken by the Newco Shareholders or any of them under, or the resolution of any dispute or other matter arising under this Agreement; (B) represent each Newco Shareholder at the Closing and in connection with all transactions contemplated hereby; and
(C) execute, on behalf of such Newco Shareholder, any closing certificates, any side letters and agreements and any waivers of this Agreement or any agreements contemplated hereby which Carlyle Partners II, L.P., in its sole discretion, deems necessary or advisable for the purpose of effectuating the transactions contemplated hereby. By execution hereof, each Equityholder other than the Newco Shareholders further appoints and designates the Equityholder Representative, with full power of substitution as such Equityholder's true and lawful agent and attorney-in-fact with full power and authority in such Equityholder's name, place and stead to: (A) negotiate, determine and settle all matters arising under this Agreement or in connection with any document related hereto, including without limitation any action required or permitted to be taken by the Equityholders or any of them under, or the resolution of any dispute or other matter arising under this Agreement; (B) represent each Equityholder at the Closing and in connection with all transactions contemplated hereby; and (C) execute, on behalf of such Equityholder, any closing certificates, any side letters and agreements and any waivers of this Agreement or any agreements contemplated hereby which such Equityholder Representative, in his sole discretion, deems necessary or advisable for the purpose of effectuating the transactions contemplated hereby. Notwithstanding anything to the contrary herein, however, the Equityholder Representative shall not have the power to take any action or actions which would require payments which, in the aggregate, exceed $5,000,000 other than those contemplated by this Agreement and the documents related hereto. In his capacity as such, the Equityholder Representative shall accord all of the Equityholders equal treatment, except to the extent otherwise appropriate to reflect the differing rights and interests of the Selling Members, the Newco Shareholders and the Optionholders, each considered as a class.

          (b) By their execution of this Agreement, the Equityholders shall be deemed to have agreed that (i) the provisions of this Section 11.18 are independent and severable, are irrevocable and coupled with an interest and shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution or bankruptcy of such Equityholder and shall extend to such Equityholder's heirs, transferees, successors, assigns and personal representatives, and shall be enforceable notwithstanding any rights or remedies any Equityholder may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this Section 11.18 would be inadequate, (iii) any Equityholder shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if such Equityholder brings an action to enforce the provisions of this Section 11.18, and (iv) any references in this Agreement to an Equityholder or the Equityholders shall mean and include the successor to the rights of the Equityholders hereunder. All decisions and actions by the Equityholder Representative shall be binding upon all of the Equityholders with respect to the matters set forth in Section 11.18(a), and no Equityholder shall have the right to object to, dissent from, protest or otherwise contest the same. Buyer shall not have the right to object to, protest or otherwise contest any matter related to the authority of the

Equityholder Representative. Buyer shall be permitted to rely upon any written instrument or documents executed by the Equityholder Representative as valid and binding upon all of the Equityholders with respect to the matters set forth in
Section 11.18(a). In addition, by their execution of this Agreement, the Equityholders shall be deemed to have waived any claims they may have or assert, including those that may arise in the future, against the Equityholder Representative for any action or inaction taken or not taken by the Equityholder Representative in connection with such Person's capacity as such, except to the extent that such action or inaction shall have been held by a court of competent jurisdiction to constitute gross negligence or willful misconduct. The Equityholder Representative shall not have any liability to Buyer unless Buyer suffers any loss, damage or expense as a result of the gross negligence or willful misconduct of such Equityholder Representative, each in his capacity as such, it being understood that nothing in this Section 11.18(b) shall be deemed to modify any of the obligations, limitations on the liability and remedies of any of the Equityholders or the Equityholder Representative (in any other capacity) set forth in Article X.

          (c) The Equityholder Representative may consult with legal counsel, independent accountants and other experts selected by the Equityholder Representative with respect to the determination of any matters or the taking of any action referred to herein, and the Equityholder Representative shall be fully justified and protected in taking or omitting to take any action in good faith and in reliance on, and in accordance with, the opinion or advice of such persons. Each of the Equityholders agrees to bear such Equityholder's Pro Rata Portion of any compensation and expenses of such counsel, accountants or experts or other out-of-pocket expenses incurred by the Equityholder Representative in carrying out its duties as herein provided, and upon receipt from time to time of notices from the Equityholder Representative as to any amounts to be so paid by such Equityholder, to make payment thereof, or reimburse the Equityholder Representative therefor, promptly as directed by the Equityholder Representative; provided, however, in the event that upon notice of any claim by any Buyer Indemnitee against the Equityholders, the Newco Shareholders notify the Equityholder Representative in writing that they agree to pay such Buyer Indemnitee the full amount of the Newco Shareholders' Pro Rata Portions of such Claim in accordance with this Agreement, the Newco Shareholders shall have no obligation to reimburse or otherwise make payment for any expenses incurred or accrued by or on behalf of the Equityholder Representative from and after the date of such written notice. Each of the Equityholders agrees to hold the Equityholder Representative harmless from any and all Damages which it may sustain as a result of any action taken in good faith which does not constitute gross negligence or willful misconduct.

          (d) Each Equityholder hereby irrevocably agrees that any action required or permitted to be taken under this Agreement to be taken by the Equityholder Representative on such Equityholder's behalf in accordance with
Section 10.1(a) shall be valid and binding upon, and shall have the effect as though taken by such Equityholder hereunder, and in accordance therewith the Equityholder Representative may, on behalf of such Equityholder and in his name, place and stead, accept payment of any amounts due and payable to such Equityholder hereunder and make payment of any amount due and payable from such Equityholder hereunder.

          (e) If the Equityholder Representative shall be unable to perform the duties of the Equityholder Representative or shall resign from such position, the Equityholders whose Pro Rata Portions, as of the Closing Date, constitute a majority of the Pro Rata Portions of all the

Equityholders shall be entitled to designate a successor Equityholder Representative, who shall be an Equityholder Representative for all purposes thereafter.

     11.19 Amounts in U. S. Dollars. Unless otherwise specified herein, all amounts expressed in this Agreement in Dollars or preceded by "$" shall refer to United States Dollars.

     11.20 ARBITRATION NOTICE. BY SIGNING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL AND ANY RIGHT YOU MAY HAVE TO RECOVER PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF AN ARBITRABLE DISPUTE (EXCEPT TO THE EXTENT SUCH PUNITIVE OR CONSEQUENTIAL DAMAGES CONSTITUTE "DAMAGES" AS SUCH TERM IS DEFINED IN THIS AGREEMENT). BY SIGNING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

     IN WITNESS WHEREOF, the duly authorized officers or representatives of the parties hereto have duly executed this Purchase Agreement on the date first written above.


                                           THE COMPANY

                                           COMPOSITE STRUCTURES, LLC


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:


                                           THE MEMBERS


                                           COMPOSITE CORP.


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                           QUARTERDECK INVESTMENT PARTNERS, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:


                                           CSD HOLDINGS CORPORATION


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:


                                           -------------------------------------
                                           JON B. KUTLER


                                           -------------------------------------
                                           JOHN T. CHAIN

                                           THE OPTIONHOLDERS



                                           -------------------------------------
                                           Bradley W. Spahr


                                           -------------------------------------
                                           Terence W. Lyons


                                           -------------------------------------
                                           Anthony J. Reardon


                                           -------------------------------------
                                           Frank F. Wright

                                           NEWCO SHAREHOLDERS



                                           CARLYLE  PARTNERS II, L.P.

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                                   Allan M. Holt,
                                                   Managing Director


                                           CARLYLE SBC PARTNERS II, L.P.
                                           (f/k/a Carlyle Partners III, L.P.)

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                                   Allan M. Holt,
                                                   Managing Director

                                           CARLYLE INTERNATIONAL
                                           PARTNERS II, L.P.

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                               Allan M. Holt,
                                               Managing Director


                                           CARLYLE INTERNATIONAL
                                           PARTNERS III, L.P.

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                               Allan M. Holt,
                                               Managing Director

                                           C/S INTERNATIONAL PARTNERS

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                               Allan M. Holt,
                                               Managing Director

                                           CARLYLE INVESTMENT GROUP, L.P.

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                               Allan M. Holt,
                                               Managing Director

                                           CARLYLE-COMPOSITE PARTNERS, L.P.

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                               Allan M. Holt,
                                               Managing Director

                                           CARLYLE-COMPOSITE INTERNATIONAL
                                           PARTNERS, L.P.

                                           By:  TC Group II, L.L.C.
                                           Its: General Partner

                                           By:  TC Group L.L.C.
                                           Its: Managing Member

                                           By:  TCG Holdings L.L.C.
                                           Its: Managing Member


                                           By:
                                               ---------------------------------
                                               Allan M. Holt,
                                               Managing Director


                                           STATE BOARD OF ADMINISTRATION OF
                                           FLORIDA, separate account maintained
                                           pursuant to an Investment Management
                                           Agreement dated as of September 6,
                                           1996 between the State Board of
                                           Administration of Florida, Carlyle
                                           Investment Group, L.P. and Carlyle
                                           Investment Management, L.L.C.

                                           By: Carlyle Investment Management
                                               L.L.C. as investment manager


                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                 -------------------------------

                                           THE NORTHERN TRUST COMPANY - AS
                                           TRUSTEE OF THE GANNETT RETIREMENT
                                           PLAN MASTER TRUST*


                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                 -------------------------------

                                           The Northern Trust Company
                                           executes this instrument as
                                           Trustee of aforesaid, and is
                                           not to be held liable in its
                                           individual capacity in any way
                                           by reason of this instrument.


                                           NORTHROP EMPLOYEE BENEFITS MASTER
                                           TRUST*


                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Its:
                                                 -------------------------------


                                           BUYER

                                           DUCOMMUN INCORPORATED


                                           By:
                                                 -------------------------------
                                           Name:
                                           Title:


* This Agreement shall be binding on the parties signatory hereto on the date hereof notwithstanding that the Northrop Employee Benefits Master Trust and The Northern Trust Company, as Trustee of the Gannett Retirement Plan Master Trust (the "Trusts") have not executed this Agreement on the date hereof. This Agreement shall be binding on the Trusts upon their execution thereof after the date hereof.